The information contained in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(3)
 Registration Statement No. 333-274977-02
SUBJECT TO COMPLETION, DATED SEPTEMBER 30, 2024
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated October 13, 2023)
$
    % First Mortgage Bonds due 2055

Union Electric Company, doing business as Ameren Missouri, is offering $       principal amount of its     % First Mortgage Bonds due 2055, referred to in this prospectus supplement as the “bonds.” The bonds will mature on            , 2055. We will pay interest on the bonds semi-annually in arrears on             and             of each year. The first such payment will be made on            , 2025. The bonds will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
We may at any time and from time to time redeem at our option all or a portion of the bonds at the applicable redemption price set forth in this prospectus supplement under “Description of Bonds — Redemption.”
As described in the accompanying prospectus and this prospectus supplement, the bonds are a new series of first mortgage bonds issued under our mortgage indenture, which will be secured by the lien of our mortgage indenture, which, subject to certain exceptions, is a first lien on substantially all of our properties, equally with all other outstanding and future first mortgage bonds. See “Description of First Mortgage Bonds and Mortgage Indenture — Priority and Security” in the accompanying prospectus.
The bonds are a new issue of securities with no established trading market. We do not intend to apply for listing of the bonds on any securities exchange.
Investing in the bonds involves risks. See “Risk Factors” on page S-1 of this prospectus supplement.
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Offering Price(1)		Underwriting Discount		Proceeds, Before Expenses, to Ameren Missouri
Per bond		%		%		%
Total	$		$		$

(1)
Plus accrued interest from October   , 2024 if settlement occurs after that date.

The underwriters expect to deliver the bonds in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme, and Euroclear Bank SA/NV, as operator of the Euroclear System, against payment in New York, New York on or about October   , 2024.

Joint Book-Running Managers
BarclaysBofA SecuritiesJ.P. MorganMorgan Stanley
KeyBanc Capital Markets

Co-Managers
Academy Securities	Ramirez & Co., Inc.	Stern
September   , 2024

Prospectus Supplement
Prospectus
This prospectus supplement, the accompanying prospectus and any free writing prospectus that we prepare or authorize contain and/or incorporate by reference information that you should consider when making your investment decision. We have not, and the underwriters and their affiliates and agents have not, authorized any other person to provide you with additional or different information. If anyone provides you with additional or different information, you should not rely on it. We are not, and the underwriters and their affiliates and agents are not, making an offer to sell the bonds in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus supplement or in the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that the information incorporated by reference is accurate as of any date other than the date of the document incorporated by reference in this prospectus supplement or the accompanying prospectus. Our business, financial condition, results of operations and prospects may have changed since then.
In this prospectus supplement, “Ameren Missouri,” “we,” “us” and “our” refer to Union Electric Company, doing business as Ameren Missouri (and, unless the context otherwise requires, not any of its subsidiaries).

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the bonds we are offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to the bonds we are offering in this prospectus supplement. See “Description of First Mortgage Bonds and Mortgage Indenture” in the accompanying prospectus. In the event that information in this prospectus supplement is inconsistent with information in the accompanying prospectus, you should rely on the information in this prospectus supplement.
This prospectus supplement and the accompanying prospectus are part of a registration statement that we have filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell, at any time and from time to time, in one or more offerings, any of the securities described in the accompanying prospectus, including the bonds, in an unspecified amount, of which this offering is a part. In this prospectus supplement, we provide you with specific information about the terms of the bonds and this offering.
UNION ELECTRIC COMPANY
Union Electric Company, doing business as Ameren Missouri, operates a rate-regulated electric generation, transmission and distribution business and a rate-regulated natural gas distribution business in Missouri. Ameren Missouri is a subsidiary of Ameren Corporation (“Ameren”), a public utility holding company. Ameren Missouri was incorporated in Missouri in 1922 and is successor to a number of companies, the oldest of which was organized in 1881. Ameren Missouri is the largest electric utility in the state of Missouri. It supplies electric and natural gas service to a 24,000-square-mile area in central and eastern Missouri, which includes the Greater St. Louis area. Ameren Missouri supplies electric service to 1.2 million customers and natural gas service to 0.1 million customers.
Our principal executive offices are located at 1901 Chouteau Avenue, St. Louis, Missouri 63103 and our telephone number is (314) 621-3222.
RISK FACTORS
Investing in the bonds involves certain risks. In considering whether to purchase the bonds offered by this prospectus supplement, you should carefully consider the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. In particular, you should carefully consider the information set forth and referred to below in this section.
Risks Related to Ameren Missouri
Please refer to the information under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 Form 10-K”) and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, which are incorporated by reference in this prospectus supplement and the accompanying prospectus.
Risk Related to the Bonds
The bonds may not be a suitable investment for all investors seeking exposure to green, social or sustainable assets, and the market price of the bonds may be adversely affected by a failure to use the net proceeds from the offering of the bonds on Eligible Projects.
While we intend to allocate an amount equal to the net proceeds of the offering of the bonds to the Eligible Projects as described under “Use of Proceeds” in this prospectus supplement, there can be no assurance by us or any of the underwriters that the Eligible Projects will meet every potential investor’s expectations regarding sustainability or performance. The market price of the bonds may also be impacted by any failure by us to use the net proceeds from the offering of the bonds on Eligible Projects or to meet or continue to meet the investment requirements of certain sustainability focused investors with respect to such bonds.

WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933, as amended (the “Securities Act”). This prospectus supplement and the accompanying prospectus are part of the registration statement, but the registration statement also contains or incorporates by reference additional information and exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, we file annual, quarterly and current reports, information statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding companies, such as us, that file documents with the SEC electronically. The documents can be found by searching the EDGAR archives of the SEC electronically.
The SEC allows us to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus and you should read it with the same care. Later information that we file with the SEC will automatically update and supersede this information and will be deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus (other than any documents, or portions of documents, not deemed to be filed). We incorporate by reference into this prospectus supplement and the accompanying prospectus the following documents previously filed with the SEC:
•
our 2023 Form 10-K;

•
our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024; and

•
our Current Reports on Form 8-K filed with the SEC on January 9, 2024, April 4, 2024, May 13, 2024, June 21, 2024 and July 1, 2024.

We are also incorporating by reference all additional documents that we file with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus supplement until the offering contemplated by this prospectus supplement is completed or terminated.
Any statement contained in this prospectus supplement or the accompanying prospectus, or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus, will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement, or in any separately filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this prospectus supplement or the accompanying prospectus.
You may request a free copy of these filings by writing or telephoning us, c/o Ameren Corporation, at the following address:
Union Electric Company
c/o Ameren Corporation
Attention: Office of the Secretary
P.O. Box 66149, Mail Code 1310
St. Louis, Missouri 63166-6149
Telephone: (314) 621-3222
Upon such request, we will provide to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus are delivered, a copy of all of the information that has been incorporated by reference in this prospectus supplement and the accompanying prospectus but not delivered with this prospectus supplement and the accompanying prospectus. Copies of these filings are also available from Ameren’s website at www.amereninvestors.com. We do not intend for this website to be an active link or to otherwise incorporate the contents of the website into this prospectus supplement or the accompanying prospectus.

CAPITALIZATION
The following table shows our consolidated capitalization (including short-term debt) as of June 30, 2024. As a result of our intended use of net proceeds from the sale of the bonds as described under “Use of Proceeds” in this prospectus supplement, this offering will not have a material effect on our capitalization.
	As of June 30, 2024
	Amount	Percent of Total Capitalization
	(in millions)
Short-term debt(1)	$390	2.6%
Long-term secured debt (including current maturities)(2)(3)	6,899	46.8
Total short-term debt and long-term secured debt (including current maturities)	7,289	49.4
Preferred stock	80	0.5
Other shareholders’ equity	7,386	50.1
Total capitalization	$14,755	100.0%

(1)
Consists of commercial paper.

(2)
Includes the principal amount of the related long-term debt and therefore excludes unamortized net debt discount and premium of $16 million and unamortized debt issuance costs of $53 million.

(3)
Includes approximately $2,119 million in principal amount of senior secured debt securities and approximately $160 million in principal amount of environmental improvement and pollution control revenue bonds, which debt securities and bonds are secured by first mortgage bonds, as well as approximately $4,620 million in principal amount of first mortgage bonds.

USE OF PROCEEDS
General
We estimate that the net proceeds from the sale of the bonds offered by this prospectus supplement (after deducting the underwriting discount and our other expenses of the offering) will be approximately $       million. We intend to use the net proceeds of this offering to refinance short-term debt and/or fund near-term capital expenditures. On September 27, 2024, our short-term debt consisted of our commercial paper, which was outstanding in the amount of approximately $507.5 million and had maturities of up to 10 days and a weighted-average interest rate of 5.03%, and overnight borrowings under the Ameren utility money pool of approximately $41.8 million with a weighted-average interest rate of 4.79%. Thereafter, we intend to allocate an amount equal to the net proceeds from the sale of the bonds to Eligible Projects, as described below.
Allocation of Net Proceeds to Eligible Projects
General
An amount equal to the net proceeds from the sale of the bonds (the “net proceeds”) will be allocated to financing or refinancing one or more Eligible Projects. “Eligible Projects” are projects that meet the Eligibility Criteria (as defined below) and for which investment and expenditures are made by us after the issuance of the bonds or in the three years prior to such issuance. We intend to allocate, within three years of the issuance of the bonds, an amount equal to the net proceeds to costs incurred for Eligible Projects.
The “Eligibility Criteria” means projects within the following categories:
•
Renewable Energy

•
Expenditures for the technologies below related to (i) the development, construction, maintenance, research and development, and acquisition of renewable energy generation and infrastructure for, or (ii) purchases of renewable energy pursuant to long-term power purchase agreements or virtual power purchase agreements entered into prior to the commencement, or in the case of repowering projects, the re-commencement, of commercial operation of the renewable project for:

•
Wind,

•
Solar, or

•
Hydropower with capacity of 25 megawatts or less;

•
Expenditures related to transmission and distribution network projects that aim to connect renewable energy sources, support increased deployment of renewables on the grid, or reduce greenhouse gas emissions through installation of equipment that will improve system efficiency or energy use management; or

•
Expenditures on the development, construction, maintenance, research and development, and acquisition of new energy storage capacity, or purchases of energy storage capacity or services under long-term capacity agreements entered into prior to commercial operation of the facility;

•
Climate Change Adaptation

•
Investments in transmission and distribution infrastructure designed to make the system more resilient and improve customer reliability when considering climate change-related impacts such as severe weather events, including more frequent and severe storms, flooding, and heatwaves, as well as other impacts and changing weather patterns;

•
Energy Efficiency

•
Expenditures and programs related to development, construction, research and development, and maintenance of infrastructure to support improvements to system efficiency and energy-efficient strategies, methods, technologies or assets;

•
Clean Transportation

•
Expenditures related to the procurement, maintenance, and operation of electric vehicles (“EV”) and associated infrastructure; or

•
Green Buildings

•
Expenditures related to the new construction/renovation, development, expansion, maintenance, or operation of offices or manufacturing facilities that have received or are expected to receive:

•
LEED: Gold or Platinum,

•
BREEAM: Very Good, Excellent or Outstanding,

•
Energy Star (85+),

•
Other equivalent internationally and/or nationally recognized certifications, or

•
Realized energy savings of greater than 15%.

We will not knowingly allocate the net proceeds to the following:
•
Investments which were fully allocated proceeds from any other financing by us;

•
Activities related to the exploration, production or transportation of fossil fuels (e.g., coal, oil and natural gas);

•
Consumption of fossil fuels for the purpose of power generation; or

•
Nuclear energy.

Process for Project Evaluation and Selection
Projects selected for allocation of amounts equal to a portion of the net proceeds will be assessed and evaluated by a committee comprised of members of the finance, operations, sustainability, and legal departments at Ameren.
Management of Proceeds
So long as the bonds are outstanding, our internal records will show, at any time, the amount of the net proceeds allocated to Eligible Projects, as well as the amount of the net proceeds pending allocation.
An amount equivalent to the net proceeds will be allocated by Ameren’s finance department. Actual spend on Eligible Projects will be internally tracked.
Payment of principal of, premium, if any, and interest on the bonds will be made from our general funds and will not be directly linked to the performance of any Eligible Projects. In the case of divestment or if a project no longer meets the Eligibility Criteria, we intend to reallocate the funds to other Eligible Projects.
Reporting
Within twelve months of the issuance of the bonds, we intend to provide a notice on www.amereninvestors.com regarding our progress in allocating an amount equal to the net proceeds to Eligible Projects, including the amount allocated to each category set forth above and the amount pending allocation, if any. The notice will also contain anticipated environmental and/or social benefits. If an amount equal to the net proceeds is not fully allocated to Eligible Projects as of the date of this first notice, we will continue to provide annual notices until an amount equal to the net proceeds has been fully allocated. We intend to allocate, within three years of the issuance of the bonds, an amount equal to the net proceeds to costs incurred for Eligible Projects.
A final allocation report will be prepared once an amount equal to the net proceeds has been fully allocated. The final allocation report will be accompanied by a report from an independent registered public accounting firm in respect of its examination of management’s assertions conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants.

Where feasible, we will report estimated environmental and/or social impacts (on an annual basis where relevant) of Eligible Projects to which a portion of the net proceeds are allocated.
Information contained on www.amereninvestors.com is not and should not be deemed a part of this prospectus supplement or the accompanying prospectus or any other documents incorporated by reference herein and therein. Neither the bonds offered by this prospectus supplement and the accompanying prospectus nor the mortgage indenture (as defined below) requires us to allocate the net proceeds as described above, and any failure by us to comply with the foregoing will not constitute a breach of or default under the bonds offered by this prospectus supplement and the accompanying prospectus or the mortgage indenture. The above description of the use of the proceeds and the allocation of the net proceeds to Eligible Projects is not intended to modify or add any covenant or other contractual obligation undertaken by us under the bonds offered by this prospectus supplement and the accompanying prospectus or the mortgage indenture.

DESCRIPTION OF BONDS
The following description of the bonds is only a summary and is not intended to be comprehensive. The description should be read together with the description set forth in the accompanying prospectus under the heading “Description of First Mortgage Bonds and Mortgage Indenture.” In the event that information in this prospectus supplement is inconsistent with information in the accompanying prospectus, you should rely on the information in this prospectus supplement.
General
We are issuing $      in principal amount of bonds as a new series of first mortgage bonds under, and secured by, our Mortgage and Deed of Trust dated June 15, 1937, as supplemented, modified and amended, and as it may be further amended and supplemented, including by the supplemental indenture dated September 1, 2024 establishing the specific terms of the bonds, which we refer to collectively as the mortgage indenture, between The Bank of New York Mellon, as successor mortgage trustee, and us.
We may from time to time, without the consent of the existing holders of the bonds, “reopen” this series of bonds, which means we can create and issue further bonds having the same terms and conditions (including the same CUSIP number) as the series of bonds offered by this prospectus supplement in all respects, except for the date of original issuance, the offering price and, if applicable, the initial interest accrual date and the initial interest payment date. Additional bonds issued in this manner will be consolidated with, and form a single series with, the previously outstanding bonds of the same series.
The bonds will be represented by one or more global securities, in registered form, without coupons, and will be registered in the name of a nominee of The Depository Trust Company (“DTC”). For so long as the bonds are registered in the name of DTC, or its nominee, we will pay the principal, premium, if any, and interest due on the bonds to DTC for payment to its participants for subsequent disbursement to the beneficial owners. See “— Global Securities and Book-Entry System” in this prospectus supplement. The bonds will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Maturity and Interest
The bonds will mature on           , 2055. We will pay interest on the bonds at a rate of    % per year. Interest on the bonds will accrue from the date of original issuance and will be payable semi-annually in arrears on             and             of each year (each an “interest payment date”) to the holders of record at the close of business on             and            , whether or not a business day, prior to such interest payment date, provided that interest payable on the maturity date shall be payable to the person to whom principal shall be payable. The first interest payment date is            , 2025.
Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. In the event that the maturity date, any redemption date (as defined below) or any interest payment date is not a business day, the payment of principal, premium, if any, or interest payable on that date will be made on the next succeeding day that is a business day, without any interest or other payment in respect of the delay. A business day shall mean any weekday that is not a day on which banking institutions or trust companies in the Borough of Manhattan, the City and State of New York, or in the city where the principal corporate trust office of the mortgage trustee under the mortgage indenture is located, are obligated or authorized by law or executive order to close.
Redemption
All or a portion of the bonds may be redeemed at our option at any time or from time to time (each, a “redemption date”).
Prior to            , 2054 (six months prior to the maturity date of the bonds) (the “Par Call Date”), we may redeem the bonds at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)
(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the bonds to be redeemed matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus     basis points less (b) interest accrued to the redemption date, and

(2)
100% of the principal amount of the bonds to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.
On or after the Par Call Date, we may redeem the bonds at our option in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the bonds being redeemed plus accrued and unpaid interest thereon to the redemption date.
“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.
The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable:
(1)
the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or

(2)
if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or

(3)
if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life.

For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
The mortgage trustee shall have no duty to determine, or to verify our calculations of, the redemption price.
The redemption price for the bonds to be redeemed shall be payable to the person to whom principal shall be payable, except that installments of interest on bonds that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the bonds and the mortgage indenture.
We will send notice of any redemption at least 10 days but not more than 60 days before the redemption date to each holder of the bonds to be redeemed, and, if less than all bonds are to be redeemed, the particular bonds to be redeemed will be selected by the mortgage trustee by lot; provided that as long as the bonds are represented by global certificates registered in the name of DTC, or its nominee, beneficial interests in such global certificates will be selected for redemption by DTC in accordance with its standard procedures therefor.
Any notice of redemption at our option may state that such redemption will be conditional upon receipt by the mortgage trustee, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of, premium, if any, and interest on such bonds, and that if such money has not been so received, such notice will be of no force and effect and we will not be required to redeem such bonds. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the bonds or portions thereof called for redemption.
Ranking
The bonds will rank equally with all of our other current and future secured debt that is directly or indirectly secured by the lien of the mortgage indenture, will be effectively senior to our unsecured and unsubordinated debt and will rank senior in right of payment to our subordinated debt, if any. See “Description of First Mortgage Bonds and Mortgage Indenture — Priority and Security” in the accompanying prospectus. As of June 30, 2024, we had approximately $6.9 billion in principal amount of first mortgage bonds outstanding (a portion of which secured outstanding senior secured debt securities and environmental improvement and pollution control revenue indebtedness) and $390 million in unsecured and unsubordinated short-term debt outstanding. As of June 30, 2024, we could have issued under the mortgage indenture approximately $1.8 billion of additional first mortgage bonds based on unfunded property additions (as defined in the accompanying prospectus) and approximately $1.9 billion of additional first mortgage bonds based on retired first mortgage bonds. See “Description of Senior Secured Debt Securities — General” in the accompanying prospectus for a description of the senior secured debt securities.
Global Securities and Book-Entry System
The bonds will be in book-entry form, will be represented by one or more permanent global certificates in fully registered form without interest coupons and will be deposited with the mortgage trustee as custodian for DTC and registered in the name of Cede & Co. or another nominee designated by DTC. Holders of bonds may elect to hold interests in a global security through DTC, Clearstream Banking, société anonyme (“Clearstream”), or Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”), if they are participants in such systems, or indirectly through organizations which are participants in such systems.
Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on DTC’s books.
We will issue bonds in certificated form, referred to below as the certificated bonds, to DTC for owners of beneficial interests in a global security if:

•
DTC notifies us that it is unwilling or unable to continue as depositary and we are unable to locate a qualified successor within 90 days or if at any time DTC, or any successor depositary, ceases to be a “clearing agency” under the Exchange Act;

•
we decide in our sole discretion (and subject to the procedures of DTC) to terminate the use of the book-entry system for the bonds through DTC; or

•
an event of default relating to the bonds occurs.

The following is based solely on information furnished by DTC: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC rules applicable to its Direct Participants and Indirect Participants are on file with the SEC.
Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as Commission de Surveillance du Secteur Financier. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly. Distributions with respect to interests in the bonds held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.
Euroclear was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV (“Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the terms and conditions governing use of Euroclear and the related operating procedures of Euroclear, and applicable Belgian law, which are referred to collectively as the “Terms and Conditions”. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no records of or relationship with persons holding through Euroclear Participants.
Investors that acquire, hold and transfer interests in the bonds by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.
Purchases of global securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the global securities on DTC’s records. The ownership interest of each actual purchaser of each security (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records and Clearstream and Euroclear will credit on their book-entry registration and transfer systems the number of bonds sold to certain non-U.S. persons to the account of institutions that have accounts with Euroclear, Clearstream or their respective nominee participants. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participant or Indirect Participant through which the Beneficial Owner entered into the transaction.
Title to book-entry interests in the bonds will pass by book-entry registration of the transfer within the records of Clearstream, Euroclear or DTC, as the case may be, in accordance with their respective procedures. Book-entry interests in the bonds may be transferred within Clearstream and within Euroclear and between Clearstream and Euroclear in accordance with procedures established for these purposes by Clearstream and Euroclear. Book-entry interests in the bonds may be transferred within DTC in accordance with procedures established for this purpose by DTC. Transfers of book-entry interests in the bonds among Clearstream and Euroclear and DTC may be effected in accordance with procedures established for this purpose by Clearstream, Euroclear and DTC.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a Direct Participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an Omnibus Proxy (the “Omnibus Proxy”) to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).
Payments of principal, premium, if any, interest and redemption proceeds, if any, on the global securities will be made to Cede & Co. or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the mortgage trustee or agent on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by Direct Participants and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants and not of DTC, the mortgage trustee or agent for such securities or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, interest and redemption proceeds, if any, to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the mortgage trustee or agent and us, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct Participants and Indirect Participants.
Because DTC can act only on behalf of Direct Participants, which, in turn, act on behalf of Indirect Participants and certain banks, the ability of a person having a beneficial interest in a global security to pledge that interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of that interest, may be affected by the lack of a physical certificate evidencing that interest.
Initial settlement for the bonds will be made in immediately available funds. Secondary market trading between DTC Participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s same-day funds settlement system. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable.
Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC’s rules; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within the established deadlines of such system.
Due to time-zone differences, credits of the bonds received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such bonds settled during such processing will be reported to the relevant Clearstream Participants or Euroclear Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of the bonds by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.
Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the bonds among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.
The information in this section has been obtained from sources that we believe to be reliable, but neither we nor the underwriters take any responsibility for the accuracy thereof.
None of the mortgage trustee, us, the underwriters or any agent for payment on or registration of transfer or exchange of any global security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.
Additional Information
See “Description of First Mortgage Bonds and Mortgage Indenture” in the accompanying prospectus and, in particular, the subcaption “Reserved Rights to Amend the Mortgage Indenture and Consents,” for additional important information about the bonds. That information includes additional information about the terms of the bonds, including security and the lien of the mortgage indenture, general information about the mortgage indenture and the mortgage trustee, a description of certain restrictions and covenants contained in the mortgage indenture, certain reservations of rights to amend the mortgage indenture without any consent or other action of the holders of certain first mortgage bonds, including the bonds, and a description of events of default under the mortgage indenture.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
The following discussion describes certain U.S. federal income tax consequences of the purchase, ownership and disposition of the bonds. Unless otherwise stated, this discussion deals only with bonds held as capital assets (generally, assets held for investment) by holders that purchase bonds in this offering at the offering price. The tax treatment of a holder may vary depending on that holder’s particular situation. This discussion does not address all of the tax consequences that may be relevant to holders that may be subject to special tax treatment such as, for example, insurance companies, broker-dealers, tax-exempt organizations, governmental organizations, regulated investment companies, persons holding bonds as part of a straddle, hedge, constructive sale, conversion transaction or other integrated investment, persons holding bonds through a partnership or other pass-through entity or arrangement, U.S. holders whose functional currency is not the U.S. dollar or who hold bonds through a non-U.S. broker or other non-U.S. intermediary, certain former U.S. citizens or long-term residents, persons subject to the alternative minimum tax and persons required to report income with respect to a bond no later than when such income is reported on an “applicable financial statement” under Section 451(b) of the Internal Revenue Code of 1986, as amended. In addition, this discussion does not address any aspects of state, local, or foreign tax laws or any U.S. federal tax laws other than income taxes. This discussion is based on the U.S. federal income tax laws, U.S. Treasury regulations, rulings and decisions in effect as of the date of this prospectus supplement, which are subject to change or differing interpretations, possibly on a retroactive basis. You should consult your tax advisors as to the particular tax consequences to you of the purchase, ownership and disposition of the bonds, including the application and effect of U.S. federal, state and local tax laws and foreign tax laws.
If a partnership (including for this purpose any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds a bond, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A holder of a bond that is a partnership and any partners in such partnership should consult their tax advisors.
We have determined the likelihood is remote that we will redeem bonds in circumstances in which the redemption price (not taking into account accrued and unpaid interest) payable to holders would exceed 100% of the principal amount of the bonds to be redeemed. Our determination regarding such likelihood is not binding on the Internal Revenue Service (the “IRS”). However, our determination is binding on you, unless you explicitly disclose to the IRS on your federal income tax return for the year during which you acquire the bonds that you are taking a different position. Given our determination, we do not intend to treat the bonds as contingent payment debt instruments for U.S. federal income tax purposes. If the IRS or a court were to take a contrary position, the bonds could be subject to U.S. federal income tax rules governing contingent payment debt instruments, in which case the amount and timing of income inclusions with respect to the bonds and the character of income recognized on a sale, exchange or redemption of a bond, could differ materially and adversely from what is described below. The remainder of this discussion assumes that the bonds will not be subject to the contingent payment debt instrument rules.
U.S. Holders
For purposes of this discussion, the term “U.S. holder” means a beneficial owner of a bond that is, for U.S. federal income tax purposes:
•
an individual citizen or resident of the United States;

•
a legal entity (1) created or organized in or under the laws of the United States, any state in the United States or the District of Columbia and (2) treated as a corporation for U.S. federal income tax purposes;

•
an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) the trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes.

Stated Interest
Generally, stated interest on a bond will be includible in your gross income and taxable as ordinary income for U.S. federal income tax purposes at the time such interest is received or accrued in accordance with your regular method of tax accounting.
Sale, Exchange, Redemption or Retirement of a Bond
You generally will recognize capital gain or loss upon a sale, exchange, redemption or retirement of a bond measured by the difference, if any, between (i) the amount of cash and the fair market value of any property received (except to the extent that the cash or other property received in respect of a bond is attributable to the payment of accrued interest on the bond, which amount will be treated as a payment of interest) and (ii) your adjusted tax basis in the bond. The gain or loss will be long-term capital gain or loss if the bond has been held for more than one year at the time of the sale, exchange or retirement. Long-term capital gains of non-corporate U.S. holders are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. A U.S. holder’s initial basis in a bond generally will be the amount paid for the bond.
Medicare Tax
Certain U.S. holders that are individuals, estates or trusts will be subject to a 3.8% tax on all or a portion of their “net investment income,” which may include all or a portion of their interest income and net gains from the disposition of the bonds. Each U.S. holder that is an individual, estate or trust should consult its tax advisors regarding the applicability of this Medicare tax to its income and gains in respect of its investment in the bonds.
Information Reporting and Backup Withholding
A U.S. holder may be subject to information reporting and, under certain circumstances, “backup withholding” (currently at the rate of 24%) with respect to certain “reportable payments,” including interest on or principal (and premium, if any) of a bond and the gross proceeds from a disposition of a bond.
Information reporting and backup withholding will not apply with respect to payments made to “exempt recipients” (such as corporations and tax-exempt organizations) provided, if requested, their exemptions from backup withholding are properly established.
Information reporting will generally apply to reportable payments to U.S. holders that are not exempt recipients (such as individuals). In addition, backup withholding will apply if the holder, among other things, (i) fails to furnish a social security number or other taxpayer identification number (“TIN”) certified under penalties of perjury within a reasonable time after the request therefor, (ii) furnishes an incorrect TIN, (iii) fails to properly report the receipt of interest or dividends or (iv) under certain circumstances, fails to provide a certified statement, signed under penalties of perjury, that the TIN furnished is the correct number and that the holder is not subject to backup withholding. A holder that does not provide its correct TIN also may be subject to penalties imposed by the IRS.
Any amounts withheld under the backup withholding rules from a payment to a U.S. holder generally will be allowed as a refund or as a credit against that holder’s U.S. federal income tax liability, provided the requisite procedures are satisfied.
Non-U.S. Holders
The following discussion applies to you if you are a beneficial owner of a bond other than a U.S. holder as defined above or a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes (a “non-U.S. holder”). Special rules may apply to you or your shareholders if you are a “controlled foreign corporation” or “passive foreign investment company.” You should consult your tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to you in your particular circumstances.

Subject to the discussion below under “Information Reporting and Backup Withholding” and “FATCA Withholding,” no withholding of U.S. federal income tax will apply to interest paid on a bond to a non-U.S. holder under the “portfolio interest exemption,” provided that the:
•
interest is not effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States;

•
non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote;

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non-U.S. holder is not a controlled foreign corporation that is related directly or constructively to us through stock ownership; and

•
non-U.S. holder provides to the withholding agent, in accordance with specified procedures, a statement to the effect that such non-U.S. holder is not a U.S. person (generally by providing a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable).

If a non-U.S. holder cannot satisfy the requirements of the portfolio interest exemption described above, interest paid on the bonds (including payments in respect of original issue discount, if any, on the bonds) made to a non-U.S. holder will be subject to a 30% U.S. federal withholding tax, unless that non-U.S. holder provides the withholding agent with a properly executed statement (i) generally provided on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, claiming an exemption from or reduction of withholding under an applicable income tax treaty or (ii) generally provided on IRS Form W-8ECI stating that the interest is not subject to withholding tax because it is effectively connected with that non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder within the United States). A non-U.S. holder may be required to periodically update its Form W-8.
If a non-U.S. holder is engaged in the conduct of a trade or business in the United States and the interest is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, the interest is attributable to a permanent establishment maintained by the non-U.S. holder within the United States), that non-U.S. holder will be subject to U.S. federal income tax on the interest on a net income basis at the same rates generally applicable to U.S. holders rather than the 30% gross rate. In addition, if such non-U.S. holder is a foreign corporation, it may also, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.
Subject to the discussion below under “Information Reporting and Backup Withholding,” any gain realized on the disposition of a bond generally will not be subject to U.S. federal income tax unless the:
•
gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder within the United States); or

•
non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

Gain that is described in the first bullet point above will generally be subject to U.S. federal income tax in the same manner as effectively connected interest income as described above (and, if the non-U.S. holder is a foreign corporation, possibly the branch profits tax described above). Gain that is described in the second bullet point above will generally be subject to U.S. federal income tax at a rate of 30% on the amount by which your capital gains allocable to U.S. sources, including gain from such disposition, exceed any capital losses allocable to U.S. sources, except as otherwise required by an applicable income tax treaty.
Information Reporting and Backup Withholding
The amount of interest paid on the bonds to non-U.S. holders generally must be reported annually to the IRS. These reporting requirements apply regardless of whether withholding was reduced or eliminated by the portfolio interest exemption or any applicable income tax treaty. Copies of the information returns reflecting income in respect of the bonds may also be made available to the tax authorities in the country in which the non-U.S. holder is a resident under the provisions of an applicable income tax treaty or information sharing agreement.
A non-U.S. holder will generally not be subject to additional information reporting or to backup withholding with respect to payments on the bonds or to information reporting or backup withholding with respect to proceeds from the sale or other disposition of bonds to or through a U.S. office of any broker, as long as the holder:
•
has furnished to the payor or broker a valid IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, certifying, under penalties of perjury, the non-U.S. holder’s status as a non-U.S. person;

•
has furnished to the payor or broker other documentation upon which it may rely to treat the payments as made to a non-U.S. person in accordance with applicable U.S. Treasury regulations; or

•
otherwise establishes an exemption.

The payment of the proceeds from a sale or other disposition of bonds to or through a foreign office of a broker will generally not be subject to information reporting or backup withholding. However, a sale or disposition of bonds will be subject to information reporting, but not backup withholding, if it is to or through a foreign office of a U.S. broker or a non-U.S. broker with certain enumerated connections with the United States unless the documentation requirements described above are met or the holder otherwise establishes an exemption.
Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability, if any, or will otherwise be refundable, provided that the requisite procedures are satisfied and the proper information is filed with the IRS on a timely basis. Non-U.S. holders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such exemption, if applicable.
FATCA Withholding
The Foreign Account Tax Compliance provisions of the Hiring Incentives to Restore Employment Act and the U.S. Treasury regulations and other applicable guidance thereunder, commonly referred to as “FATCA,” generally impose a U.S. federal withholding tax of 30% on any U.S.-source interest paid on debt obligations if paid to a “foreign financial institution” or a “non-financial foreign entity” (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary) unless: (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners); (ii) the non-financial foreign entity either certifies it does not have any “substantial U.S. owners” or furnishes identifying information regarding each substantial U.S. owner; or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). An applicable intergovernmental agreement regarding FATCA between the United States and a foreign jurisdiction may modify the rules discussed in this paragraph. Proposed U.S. Treasury regulations would eliminate the requirement under FATCA in respect of withholding on gross proceeds from sales, exchanges or dispositions of debt obligations (including the bonds), and the preamble to the proposed regulations provides that taxpayers and withholding agents may rely on these proposed regulations pending their finalization.
Holders should consult their tax advisors regarding the implications of FATCA on their investment in the bonds.
The U.S. federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a holder’s particular situation. Holders should consult their tax advisors regarding the tax consequences to them of the purchase, ownership and disposition of bonds, including the tax consequences under state, local, foreign and other tax laws.

UNDERWRITING
General
Subject to the terms and conditions set forth in an underwriting agreement, dated the date hereof, between us and the underwriters named below, for whom Barclays Capital Inc., BofA Securities, Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC are acting as representatives, we have agreed to sell to each of the underwriters, and each of the underwriters has severally and not jointly agreed to purchase from us, the principal amount of bonds set forth opposite its name below.
Underwriter	Principal Amount
Barclays Capital Inc.	$
BofA Securities, Inc.
J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC
KeyBanc Capital Markets Inc.
Academy Securities, Inc.
Samuel A. Ramirez & Company, Inc.
Stern Brothers & Co.
Total	$
The obligations of the underwriters, including their agreement to purchase bonds from us, are several and not joint. The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions and that the underwriters will be obligated to purchase all of the bonds if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of the non-defaulting underwriters may be increased or the offering of bonds may be terminated.
The underwriters have advised us that they propose to initially offer the bonds to the public at the offering price set forth on the cover page of this prospectus supplement and may also offer the bonds to dealers at a price that represents a concession not in excess of     % of the principal amount of the bonds. Any underwriter may allow, and any of these dealers may re-allow, a concession not in excess of     % of the principal amount of the bonds. After the initial offering of the bonds, the underwriters may from time to time vary the offering price and other selling terms. The offering of the bonds by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
The following table sets forth the underwriting discount to be paid to the underwriters by us (expressed as a percentage of the principal amount of the bonds). The underwriting discount is the difference between the offering price and the amount the underwriters pay to purchase the bonds from us.
Paid by us
Per bond	%
New Issue
The bonds are a new issue of securities with no established trading market. We do not intend to apply for listing of the bonds on any securities exchange. The underwriters have advised us that they intend to make a market in the bonds after the offering, although they are under no obligation to do so. The underwriters may discontinue any market-making activities at any time without any notice. We can give no assurance as to the liquidity of the trading market for the bonds or that a public trading market for the bonds will develop.
Price Stabilization and Short Positions
In connection with the offering of the bonds, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the bonds. Specifically, the underwriters may overallot in connection with the offering of the bonds, creating a syndicate short position. In addition, the underwriters may bid for, and purchase, the bonds in the open market to cover short positions or to stabilize the price of the bonds. Finally, the underwriters may reclaim selling concessions allowed for distributing the bonds in the offering, if the underwriters repurchase previously distributed bonds in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the bonds above independent market levels. The underwriters are not required to engage in any of these activities, and may end any of them at any time without notice.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased bonds sold by or for the account of such underwriter in stabilizing or short covering transactions.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the bonds. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Expenses and Indemnification
We estimate that our total expenses for this offering, excluding the underwriting discount, will be approximately $1.4 million.
We have agreed to indemnify the several underwriters against, or contribute to payments that the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act.
Selling Restrictions
No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the bonds, or the possession, circulation or distribution of this prospectus supplement or the accompanying prospectus or any other material relating to us or the bonds in any jurisdiction where action for that purpose is required. Accordingly, the bonds may not be offered or sold, directly or indirectly, and neither this prospectus supplement nor the accompanying prospectus nor any other offering material or advertisements in connection with the bonds may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.
Notice to Prospective Investors in the European Economic Area
Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any bonds which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus in relation thereto to any retail investor in the European Economic Area (“EEA”). For these purposes, (i) a retail investor means a person who is one (or more) of: (a) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (b) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (c) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “EU Prospectus Regulation”); and (ii) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the bonds to be offered so as to enable an investor to decide to purchase or subscribe for the bonds. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “EU PRIIPs Regulation”) for offering or selling the bonds or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the bonds or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of bonds in any Member State of the EEA will be made pursuant to an exemption under the EU Prospectus Regulation from the requirement to publish a prospectus for offers of bonds. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the EU Prospectus Regulation.

Notice to Prospective Investors in the United Kingdom
Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any bonds which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus in relation thereto to any retail investor in the United Kingdom (“UK”). For these purposes, (i) a retail investor means a person who is one (or more) of: (a) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the UK by virtue of the European Union (Withdrawal) Act 2018 (as amended, “EUWA”); (b) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive as it forms part of domestic law in the UK by virtue of the EUWA where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the UK by virtue of the EUWA; or (c) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law in the UK by virtue of the EUWA (as amended, the “UK Prospectus Regulation”); and (ii) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the bonds to be offered so as to enable an investor to decide to purchase or subscribe for the bonds. Consequently, no key information document by Regulation (EU) No 1286/2014 as it forms part of domestic law in the UK by virtue of the EUWA (as amended, the “UK PRIIPs Regulation”) for offering or selling the bonds or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the bonds or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of bonds in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of bonds. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the UK Prospectus Regulation.
In the UK, this prospectus supplement and the accompanying prospectus are only being distributed to and are only directed at persons who are qualified investors under the UK Prospectus Regulation and (1) who fall within Article 19(5) (“investment professionals”) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”) or (2) who fall within Article 49(2)(a) to (d) (“High net worth companies, unincorporated associations etc.”) of the Order or (3) who are persons to whom it may otherwise be lawfully communicated in accordance with the Order (all such persons together being referred to as “relevant persons”). This prospectus supplement and the accompanying prospectus must not be acted on or relied on in the UK by persons who are not relevant persons. In the UK, any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate is only available to, and will be engaged in with, relevant persons.
Each underwriter has represented and agreed that:
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it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the bonds in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•
it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the bonds in, from or otherwise involving the UK.

Notice to Prospective Investors in Canada
The bonds may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the bonds must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and accompanying prospectus (including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in Switzerland
The bonds may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the bonds to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the bonds constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the bonds may be publicly distributed or otherwise made publicly available in Switzerland.
Notice to Prospective Investors in Hong Kong
The contents of this prospectus supplement and the accompanying prospectus have not been reviewed or approved by any regulatory authority in Hong Kong. The bonds have not been offered or sold and will not be offered or sold in Hong Kong by means of any document other than (a) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) (the “CWUMPO”), or (b) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) (the “SFO”) and any rules made thereunder or (c) in other circumstances which do not result in the document being a “prospectus” as defined in the CWUMPO. No advertisement, invitation or document relating to the bonds may be issued or may be in the possession of any person or entity for the purpose of issue (in each case whether in Hong Kong or elsewhere) that is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to bonds that are or are intended to be disposed of only to persons and entities outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.
Notice to Prospective Investors in Japan
The bonds have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (the “FIEA”) and each of the underwriters and each of their affiliates has represented and agreed that it has not offered or sold and it will not offer or sell any bonds, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with the FIEA and any other applicable laws, regulations, and ministerial guidelines of Japan. As used in this paragraph, “resident of Japan” means a natural person having his/her place of domicile or residence in Japan, or a legal person having its main office in Japan. A branch, agency or other office in Japan of a non-resident, irrespective of whether it is legally authorized to represent its principal or not, shall be deemed to be a resident of Japan even if its main office is in any other country than Japan.
If an offeree does not fall under a “qualified institutional investor” (tekikaku kikan toshika), as defined in Article 10, Paragraph 1 of the Cabinet Office Ordinance Concerning Definition provided in Article 2 of the Financial Instruments and Exchange Law (“Qualified Institutional Investor”), the bonds will be offered in Japan by a private placement to small number of investors (shoninzu muke kanyu), as provided under Article 23-13, Paragraph 4 of the FIEA, and accordingly, the filing of a securities registration statement for a public offering pursuant to Article 4, Paragraph 1 of the FIEA has not been made. Such offeree or purchaser of the bonds is prohibited from transferring the bonds except in the case of a transfer of such bonds in whole to a single transferee. Further, any such transferee is also prohibited from transferring the bonds except in the case of a transfer of such bonds in whole to a single transferee. If an offeree falls under the Qualified Institutional Investor, the bonds will be offered in Japan by a private placement to the Qualified Institutional Investors (tekikaku kikan toshokamuke kanyu), as provided under Article 23-13, Paragraph 1 of the FIEA, and accordingly, the filing of a securities registration statement for a public offering pursuant to Article 4, Paragraph 1 of the FIEA has not been made. Such offeree who subscribes the bonds (the “QII Notes”) or purchaser of the QII Notes will be prohibited from transferring its QII Notes other than to another Qualified Institutional Investor. Furthermore, any such transferee of the QII Notes will also be prohibited from transferring its QII Notes other than to another Qualified Institutional Investor.
Notice to Prospective Investors in Taiwan
The bonds have not been and will not be registered with the Financial Supervisory Commission of Taiwan and/or any other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or any other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the bonds in Taiwan through a public offering or in any offering that requires registration, filing or approval of the Financial Supervisory Commission of Taiwan except pursuant to the applicable laws and regulations of Taiwan and the competent authority’s rulings thereunder.
Notice to Prospective Investors in the United Arab Emirates
The bonds have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and are not intended to be a public offer. This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.
Settlement
We expect to deliver the bonds against payment for the bonds on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the     business day following the date hereof. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the bonds more than one business day prior to the scheduled settlement date will be required, by virtue of the fact that the bonds initially are expected to settle in T+      , to specify an alternative settlement arrangement at the time of any such trade to prevent a failed settlement.
Relationships
In the ordinary course of their respective businesses, the underwriters and/or their affiliates have engaged, and may in the future engage, in commercial banking or investment banking transactions with us and our affiliates for which they have received, and will in the future receive, customary compensation. Affiliates of certain of the underwriters are lenders under our existing revolving credit facility. Certain of the underwriters and their affiliates may own a portion of our commercial paper that may be repaid with a portion of the net proceeds of this offering, and may, therefore, receive a portion of the net proceeds from this offering.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the bonds offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the bonds offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS
The validity of the bonds will be passed upon for us by Morgan, Lewis & Bockius LLP, New York, New York, and Chonda J. Nwamu, Esq., our Executive Vice President, General Counsel and Secretary. Certain legal matters will be passed upon for the underwriters by Pillsbury Winthrop Shaw Pittman LLP, New York, New York. Pillsbury Winthrop Shaw Pittman LLP represents us and certain of our affiliates from time to time in connection with various matters. All matters pertaining to our incorporation and all other matters of Missouri law relating to us will be passed upon only by Ms. Nwamu. As to all matters based on the law of the State of Missouri, Morgan, Lewis & Bockius LLP will rely on the opinion of Ms. Nwamu. As to all matters based on the law of the State of New York, Ms. Nwamu will rely on the opinion of Morgan, Lewis & Bockius LLP.
EXPERTS
The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS
UNION ELECTRIC COMPANY
doing business as Ameren Missouri
Senior Secured Debt Securities
First Mortgage Bonds
Senior Unsecured Debt Securities
Preferred Stock
Union Electric Company, doing business as Ameren Missouri, may offer any of the securities described in this prospectus in one or more offerings from time to time in amounts authorized from time to time. This prospectus may also be used by selling securityholders of the securities described herein.
This prospectus provides you with a general description of these securities. We will provide specific information about the offering and the terms of these securities in supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and the supplements carefully before investing. This prospectus may not be used to sell any of these securities unless accompanied by a prospectus supplement.
Unless otherwise indicated in the applicable prospectus supplement, we do not intend to list the securities described in this prospectus on a national securities exchange.
Our principal executive offices are located at 1901 Chouteau Avenue, St. Louis, Missouri 63103 and our telephone number is (314) 621-3222.
Investing in our securities involves risks. Before buying our securities, you should refer to the risk factors included in our annual, quarterly and current reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, which are incorporated by reference into this prospectus, in prospectus supplements relating to specific offerings and in other information that we file with the Securities and Exchange Commission. See “Risk Factors” on page 2.
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
These securities may be offered directly or through underwriters, agents or dealers. The terms of the plan of distribution will be provided in the applicable prospectus supplement. See “Plan of Distribution.”
The date of this prospectus is October 13, 2023.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell, at any time and from time to time, in one or more offerings, any of the securities described in this prospectus and selling securityholders may offer such securities owned by them from time to time. We may offer any of the following securities: senior secured debt securities, first mortgage bonds, senior unsecured debt securities and preferred stock (collectively, the “securities”).
This prospectus provides you with a general description of the securities that may be offered by us and/or selling securityholders. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we have filed with the SEC includes exhibits that provide more detail regarding the securities described in this prospectus. You should read this prospectus, the registration statement of which this prospectus is a part and the related exhibits filed with the SEC and any prospectus supplement together with additional information described under “Where You Can Find More Information.”
In this prospectus, “Ameren Missouri,” “we,” “us” and “our” refer to Union Electric Company and, unless the context otherwise indicates, do not include any of its subsidiaries, if any.
UNION ELECTRIC COMPANY
Union Electric Company, doing business as Ameren Missouri, operates a rate-regulated electric generation, transmission and distribution business and a rate-regulated natural gas distribution business in Missouri. Ameren Missouri is a subsidiary of Ameren Corporation (“Ameren”), a public utility holding company. Ameren Missouri was incorporated in Missouri in 1922 and is successor to a number of companies, the oldest of which was organized in 1881. Ameren Missouri is the largest electric utility in the state of Missouri. It supplies electric and natural gas service to a 24,000-square-mile area in central and eastern Missouri, which includes the Greater St. Louis area. Ameren Missouri supplies electric service to 1.2 million customers and natural gas service to 0.1 million customers.

RISK FACTORS
Investing in the securities involves certain risks. You are urged to read and consider the risk factors relating to an investment in the securities described in our annual, quarterly and current reports filed with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. There may be additional risks and uncertainties (either currently unknown or not currently believed to be material) that could adversely affect the results of our operations, financial position and liquidity. New risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement. Each of the risks described could result in a decrease in the value of the particular securities and your investment therein.

WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933, as amended (the “Securities Act”). This prospectus is part of the registration statement, but the registration statement also contains or incorporates by reference additional information and exhibits. We are subject to the informational requirements of the Exchange Act and, therefore, we file annual, quarterly and current reports, information statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding companies, such as us, that file documents with the SEC electronically. The documents can be found by searching the EDGAR archives of the SEC electronically.
The SEC allows us to “incorporate by reference” the information that we file with the SEC which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and you should read it with the same care. Later information that we file with the SEC will automatically update and supersede this information and will be deemed to be incorporated by reference into this prospectus (other than any documents, or portions of documents, not deemed to be filed). We incorporate by reference the following documents previously filed with the SEC:
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our Annual Report on Form 10-K for the year ended December 31, 2022;

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our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023; and

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our Current Reports on Form 8-K filed with the SEC on March 13, 2023, April 7, 2023, May 12, 2023 and September 26, 2023.

We are also incorporating by reference all additional documents that we file with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus until the offerings contemplated by this prospectus are completed or terminated.
Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any separately filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this prospectus.
You may request a free copy of these filings by writing or telephoning us, c/o Ameren Corporation, at the following address:
Union Electric Company
c/o Ameren Corporation
Attention: Office of the Secretary
P.O. Box 66149, Mail Code 1310
St. Louis, Missouri 63166-6149
Telephone: (314) 621-3222
Upon such request, we will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. Copies of these filings are also available from Ameren’s website at www.amereninvestors.com. We do not intend for this website to be an active link or to otherwise incorporate the contents of the website into this prospectus.
You should rely only on the information incorporated by reference or provided in this prospectus or any supplement or in any written communication from us specifying the final terms of a particular offering of securities. We have not authorized any other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents or that the information incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Our business, financial position, results of operations and prospects may have changed since those dates.

USE OF PROCEEDS
Unless we state otherwise in any prospectus supplement, we will use the net proceeds we receive from the sale of the offered securities:
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to finance our ongoing construction and maintenance programs;

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to redeem, repurchase, repay or retire outstanding indebtedness and preferred stock; and

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for other general corporate purposes.

The prospectus supplement relating to a particular offering of securities by us will identify the use of proceeds for that offering.
We will not receive any of the proceeds from the sale of any securities by any selling securityholders.

DESCRIPTION OF SENIOR SECURED DEBT SECURITIES
General
The senior secured debt securities will be issued in one or more series under, and secured by, our senior secured indenture dated as of August 15, 2002, as amended and supplemented, which we refer to collectively as the “senior secured indenture,” between us and The Bank of New York Mellon, as senior secured trustee. The senior secured indenture and the form of supplemental indenture or other instrument establishing the senior secured debt securities of a particular series are exhibits to, or will be subsequently incorporated by reference into, the registration statement of which this prospectus is a part. The senior secured indenture has been qualified under the Trust Indenture Act of 1939. The senior secured debt securities of all series that may be issued under the senior secured indenture are referred to in this prospectus as “senior secured debt securities.” The following summaries of certain provisions of the senior secured indenture do not purport to be complete and are subject to, and qualified in their entirety by, all provisions of the senior secured indenture and the senior secured debt securities.
Priority and Security; Release Date
Until the release date (as defined below), all of the senior secured debt securities outstanding under the senior secured indenture will be secured by one or more series of our first mortgage bonds, which we refer to as the “senior note mortgage bonds,” issued under the mortgage indenture described under “Description of First Mortgage Bonds and Mortgage Indenture” and delivered by us to the senior secured trustee. On the date of original issuance of a series of senior secured debt securities before the release date, we will simultaneously issue and deliver to the senior secured trustee under the senior secured indenture, as security for such senior secured debt securities, a corresponding series of our senior note mortgage bonds. Each series of senior note mortgage bonds will be in the same aggregate principal amount, will have the same stated maturity date and redemption provisions, and, if they bear interest, will have the same interest rate and interest payment dates, as the series of such senior secured debt securities to which they relate. These senior note mortgage bonds will secure the related series of senior secured debt securities. Until the release date, the senior secured debt securities will be secured ratably with our first mortgage bonds by the collateral pledged to secure such bonds.
When we pay the principal of, premium, if any, and interest on the senior secured debt securities, senior note mortgage bonds of the related series in a principal amount equal to the principal amount of such senior secured debt securities so paid will be deemed fully paid and our obligation to make such payment shall be discharged. Any payment of principal of, premium, if any, and interest on a series of senior note mortgage bonds will generally be applied by the senior secured trustee to satisfy our obligations with respect to principal of, premium, if any, and interest on the related series of senior secured debt securities.
The release date will be the date that all of our first mortgage bonds issued and outstanding under the mortgage indenture, other than the senior note mortgage bonds, have been retired — at, before or after the maturity thereof — through payment, redemption or otherwise, including those first mortgage bonds deemed to be paid within the meaning of the mortgage indenture. On the release date, the senior secured trustee will deliver to us for cancellation all the senior note mortgage bonds and, not later than 30 days thereafter, will provide notice to all holders of senior secured debt securities of the occurrence of the release date. As a result, on the release date, the senior note mortgage bonds shall cease to secure the senior secured debt securities, and the senior secured debt securities will become our unsecured general obligations and will rank equally with all of our other unsecured and unsubordinated debt from time to time outstanding, unless otherwise secured as described in this prospectus or any prospectus supplement.
A release date will not occur so long as our 3.50% First Mortgage Bonds due 2029, 2.95% First Mortgage Bonds due 2030, 2.15% First Mortgage Bonds due 2032, 4.000% First Mortgage Bonds due 2048, 3.25% First Mortgage Bonds due 2049, 2.625% First Mortgage Bonds due 2051, 3.90% First Mortgage Bonds due 2052 and 5.45% First Mortgage Bonds due 2053 are outstanding. We have also agreed that so long as any of our 3.90% Senior Secured Notes due 2042 are outstanding, we will not permit a release date to occur, and so long as any of our 8.45% Senior Secured Notes due 2039 are outstanding, we will not optionally redeem, purchase or otherwise retire in full our outstanding first mortgage bonds not subject to release provisions; therefore a release date will not occur so long as these notes remain outstanding. We have three other outstanding series of first mortgage bonds maturing in 2033 (securing environmental improvement indebtedness) that will be deemed to be satisfied and discharged on the release date. We currently may at any time redeem our 3.50% First Mortgage Bonds due 2029, 2.95% First Mortgage Bonds due 2030, 2.15% First Mortgage Bonds due 2032, 8.45% Senior Secured Notes due 2039, 3.90% Senior Secured Notes due 2042, 4.000% First Mortgage Bonds due 2048, 3.25% First Mortgage Bonds due 2049, 2.625% First Mortgage Bonds due 2051, 3.90% First Mortgage Bonds due 2052 and 5.45% First Mortgage Bonds due 2053 at make-whole redemption prices.
Until the release date, the senior secured debt securities will rank equally with all of our other current and future secured debt that is directly or indirectly secured by the lien of the mortgage indenture, will be effectively senior to our unsecured and unsubordinated debt (with respect to the mortgaged property under the mortgage indenture as defined below under “Description of First Mortgage Bonds and Mortgage Indenture — Priority and Security”) and will rank senior in right of payment to our subordinated debt.
Each series of senior note mortgage bonds will be a series of our first mortgage bonds, all of which are secured by a lien on the mortgaged property. Upon the payment or cancellation of any outstanding senior secured debt securities, the senior secured trustee shall surrender to us for cancellation an equal principal amount of the related series of senior note mortgage bonds. We have agreed not to permit, at any time prior to the release date, the aggregate principal amount of senior note mortgage bonds held by the senior secured trustee to be less than the aggregate principal amount of senior secured debt securities then outstanding under the senior secured indenture. Prior to the release date, we may continue to issue first mortgage bonds under the mortgage indenture and such first mortgage bonds may not be subject to release provisions. Following the release date, we have agreed to cause the mortgage indenture to be discharged and we have agreed not to issue any additional first mortgage bonds under the mortgage indenture. While we have agreed to be precluded after the release date from issuing additional first mortgage bonds under the mortgage indenture, we have not agreed to be precluded under the senior secured indenture from issuing or assuming other secured or unsecured debt, or incurring liens on our property, except to the extent indicated under “— Certain Covenants — Limitation on Liens” and “— Certain Covenants — Limitation on Sale and Lease-Back Transactions,” and except as may otherwise be indicated in the applicable prospectus supplement. The senior secured debt securities can become secured by certain of our property from and after the release date as explained below under “— Certain Covenants — Limitation on Liens.”
The senior secured indenture provides that our obligations to compensate the senior secured trustee and reimburse the senior secured trustee for expenses, disbursements and advances will constitute indebtedness which will be secured by a lien generally prior to that of the senior secured debt securities upon all property and funds held or collected by the senior secured trustee as such.
Issuance of Additional Senior Secured Debt Securities
The senior secured indenture provides that senior secured debt securities may be issued thereunder without limitation as to aggregate principal amount, provided that, prior to the release date, the principal amount of senior secured debt securities issued and outstanding under the senior secured indenture cannot exceed the principal amount of senior note mortgage bonds then held by the senior secured trustee under the senior secured indenture.
Provisions of a Particular Series
The prospectus supplement applicable to a series of senior secured debt securities will specify:
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the title and any limitation on the aggregate principal amount of the senior secured debt securities;

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the original issue date for the senior secured debt securities and the date on which the senior secured debt securities will mature;

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the interest rate or rates, or method of calculation thereof, for the senior secured debt securities, and the date from which interest shall accrue;

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the dates on which interest will be payable;

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the record dates for payments of interest if other than the fifteenth day next preceding each interest payment date;

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the terms, if any, regarding the optional or mandatory redemption of the senior secured debt securities, including redemption date or dates of the senior secured debt securities, if any, and the price or prices applicable to such redemption;

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any period or periods within which, the price or prices at which and the terms and conditions upon which the senior secured debt securities may be repaid, in whole or in part, at the option of the holder thereof;

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if prior to the release date, the designation of the related series of senior note mortgage bonds being delivered to the senior secured trustee in connection with the issuance of the senior secured debt securities; and

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any other terms of the senior secured debt securities not inconsistent with the senior secured indenture.

Unless otherwise indicated in the applicable prospectus supplement, the senior secured debt securities will be denominated in United States currency in minimum denominations of $1,000 and integral multiples thereof.
There is no requirement under the senior secured indenture that our future issuances of debt securities be issued exclusively under the senior secured indenture, and we will be free to employ other indentures or documentation containing provisions different from those included in the senior secured indenture or applicable to one or more issuances of senior secured debt securities, in connection with future issuances of other debt securities.
The senior secured indenture provides that the senior secured debt securities will be issued in one or more series, may be issued at various times, may have differing maturity dates, may have differing redemption provisions and may bear interest at differing rates. We need not issue all senior secured debt securities of one series at the same time, and, unless otherwise indicated in the applicable prospectus supplement, we may from time to time, “reopen” a series of senior secured debt securities, without the consent of the existing holders of the senior secured debt securities of that series, which means we can create and issue further senior secured debt securities of such series having the same terms and conditions (including the same CUSIP number) in all respects, except for the date of original issuance, the offering price and, if applicable, the initial interest accrual date and the initial interest payment date. Additional senior secured debt securities issued in this manner will be consolidated with, and form a single series with, the previously outstanding senior secured debt securities of the same series.
Unless otherwise indicated in the applicable prospectus supplement, there are no provisions in the senior secured indenture or the senior secured debt securities that require us to redeem, or permit the holders to cause a redemption of, the senior secured debt securities or, except for the requirement that outstanding senior secured debt securities be secured by an equal principal amount of senior note mortgage bonds until a release date occurs as described under “— Priority and Security; Release Date” and “— Issuance of Additional Senior Secured Debt Securities,” that otherwise protect the holders in the event that we incur substantial additional indebtedness, whether or not in connection with a change in control.
Registration, Transfer and Exchange
Unless otherwise indicated in the applicable prospectus supplement, each series of senior secured debt securities will initially be issued in the form of one or more global securities, in registered form, without coupons, as described under “Book-Entry System.” The global securities will be registered in the name of a nominee of The Depository Trust Company, as depositary, which we refer to as “DTC,” and deposited with, or on behalf of, the depositary. Except as set forth under “Book-Entry System,” owners of beneficial interests in a global security will not be entitled to have senior secured debt securities registered in their names, will not receive or be entitled to receive physical delivery of any senior secured debt securities and will not be considered the registered holders thereof under the senior secured indenture.
Senior secured debt securities of any series will be exchangeable for other senior secured debt securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor.

Unless otherwise indicated in the applicable prospectus supplement, senior secured debt securities may be presented for exchange or registration of transfer — duly endorsed or accompanied by a duly executed written instrument of transfer — at the office of the senior secured trustee maintained for such purpose with respect to any series of senior secured debt securities, without service charge but upon payment of any taxes and other governmental charges as described in the senior secured indenture. Such transfer or exchange will be effected upon the senior secured trustee and us being satisfied with the endorsements or instruments of transfer and the identity or authorization of the person making the request. In the case of any senior secured debt securities that have been mutilated, destroyed, lost or stolen, new senior secured debt securities of a like aggregate principal amount and tenor will be issued upon the senior secured trustee and us being satisfied with the evidence of ownership and loss and with the security or indemnity provided.
In the event of any redemption of senior secured debt securities of any series, the senior secured trustee will not be required to exchange or register a transfer of any senior secured debt securities of such series selected, called or being called for redemption except, in the case of any senior secured debt security to be redeemed in part, the portion thereof not to be so redeemed.
Payment and Paying Agents
Payments with respect to principal of, premium, if any, and interest on senior secured debt securities issued in the form of global securities will be paid in the manner described below under “Book-Entry System.”
Unless otherwise indicated in the applicable prospectus supplement, interest on senior secured debt securities that are in the form of certificated securities, other than interest at maturity, will be paid by check payable in clearinghouse funds mailed to the person entitled thereto at such person’s address as it appears in the register for the senior secured debt securities maintained by the senior secured trustee; provided, however, a holder of senior secured debt securities of one or more series under the senior secured indenture in the aggregate principal amount of $10,000,000 or more having the same interest payment dates will be entitled to receive payments of interest on such series by wire transfer of immediately available funds to a bank within the continental United States if the senior secured trustee has received appropriate wire transfer instructions on or prior to the applicable regular record date for such interest payment date. Unless otherwise indicated in the applicable prospectus supplement, the principal of, premium, if any, and interest at maturity on, senior secured debt securities in the form of certificated securities will be payable in immediately available funds at the office of the senior secured trustee or at the authorized office of any paying agent upon presentation and surrender of such senior secured debt securities. We may appoint additional paying agents from time to time, including ourselves or our affiliates.
All monies we pay to the senior secured trustee for the payment of principal of, premium, if any, and interest on any senior secured debt security which remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to us, subject to applicable abandoned property laws, and the holder of such senior secured debt security thereafter may look only to us for payment thereof.
Unless otherwise indicated in the applicable prospectus supplement, in any case where the date on which the principal of, premium, if any, or interest on any senior secured debt security is due or the date fixed for redemption of any senior secured debt security is not a business day (as defined in the senior secured indenture), then payment of that principal, premium or interest need not be made on such date but may be made on the next succeeding business day with the same force and effect as if made on the due date or the date fixed for redemption, and, in the case of timely payment on such business day, no additional interest shall accrue for the period from and after such principal, premium or interest is stated to be due to such business day.
Redemption Provisions
Any terms for the optional or mandatory redemption of the senior secured debt securities will be indicated in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, the senior secured debt securities will be redeemable only upon notice by mail not less than 30 nor more than 60 days prior to the date fixed for redemption, and, if less than all the senior secured debt securities of a series are to be redeemed, the particular senior secured debt securities to be redeemed will be selected by the senior secured trustee in such manner as it shall deem appropriate and fair.
Any notice of redemption at our option may state that such redemption will be conditional upon receipt by the senior secured trustee, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of, premium, if any, and interest on such senior secured debt securities and that if such money has not been so received, such notice will be of no force and effect and we will not be required to redeem such senior secured debt securities.
Purchase of Senior Secured Debt Securities
We or our affiliates may, at any time and from time to time, purchase all or some of the senior secured debt securities at any price or prices, whether by tender, in the open market, by private negotiated agreement or otherwise, subject to applicable law.
Events of Default
The following constitute events of default under the senior secured indenture with respect to the senior secured debt securities:
•
default in the payment of principal of, and premium, if any, on any senior secured debt securities when due and payable;

•
default in the payment of interest on any senior secured debt securities when due and payable which continues for 60 days;

•
failure to observe or perform any of our other covenants or warranties in the senior secured debt securities or in the senior secured indenture and the continuation thereof for 60 days after written notice thereof is given to us by the senior secured trustee or to the senior secured trustee and us by the holders of at least 25% in aggregate principal amount of the outstanding senior secured debt securities;

•
prior to the release date, the occurrence of a default as defined in the mortgage indenture; provided, however, that the waiver or cure of such default under the mortgage indenture and the rescission and annulment of the consequences thereof under the mortgage indenture shall constitute a waiver of the corresponding event of default under the senior secured indenture and a rescission and annulment of the consequences thereof under the senior secured indenture; and

•
the occurrence of certain events of bankruptcy, insolvency, reorganization, assignment or receivership relating to us, whether voluntary or involuntary, specified in the senior secured indenture, including, without limitation, the commencement by us of a case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law, our consent to an order for relief in an involuntary case under any such law, an assignment for the benefit of creditors or the taking of any other corporate actions in furtherance of the foregoing.

If an event of default under the senior secured indenture occurs and is continuing, either the senior secured trustee or the holders of not less than 33% in aggregate principal amount of the outstanding senior secured debt securities may declare, by notice in writing, the principal amount of and interest on all senior secured debt securities to be due and payable immediately. Upon such acceleration of the senior secured debt securities, the senior note mortgage bonds shall be immediately redeemable upon demand of the senior secured trustee, and surrender thereof to the mortgage trustee, at a redemption price of 100% of the principal amount thereof, together with accrued interest to the redemption date. At any time after an acceleration of the senior secured debt securities has been declared, but before a judgment or decree for the payment of the principal amount of the senior secured debt securities has been obtained, and provided the acceleration of all senior note mortgage bonds has not occurred, if we pay or deposit with the senior secured trustee a sum sufficient to pay all matured installments of interest and the principal and premium, if any, which have become due otherwise than by acceleration and any amounts due to the senior secured trustee, and all defaults shall have been cured or waived, then such payment or deposit will cause an automatic rescission and annulment of the acceleration of the senior secured debt securities.

The senior secured indenture provides that the senior secured trustee generally will be under no obligation to exercise any of its rights or powers under the senior secured indenture at the request or direction of any of the holders of senior secured debt securities unless such holders have offered to the senior secured trustee reasonable security or indemnity. Subject to such provisions for indemnity and certain other limitations contained in the senior secured indenture, the holders of a majority in aggregate principal amount of the outstanding senior secured debt securities generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the senior secured trustee, or of exercising any trust or power conferred on the senior secured trustee. The holders of a majority in aggregate principal amount of the outstanding senior secured debt securities generally will have the right to waive any past default or event of default under the senior secured indenture, except a default in the payment of principal of, premium, if any, or interest on the senior secured debt securities. The senior secured indenture provides that no holder of senior secured debt securities may institute any action against us under or with respect to the senior secured indenture except as described in the next paragraph or unless such holder previously shall have given to the senior secured trustee written notice of default and continuance thereof and unless the holders of not less than a majority in aggregate principal amount of senior secured debt securities shall have requested the senior secured trustee to institute such action and shall have offered the senior secured trustee reasonable indemnity, and the senior secured trustee shall not have instituted such action within 60 days of such request. Furthermore, no holder of senior secured debt securities will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other holders of senior secured debt securities.
Notwithstanding the foregoing, each holder of senior secured debt securities has the right, which is absolute and unconditional, to receive payment of the principal of, premium, if any, and interest on such senior secured debt securities when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of that holder of senior secured debt securities.
The senior secured indenture provides that the senior secured trustee, within 90 days after the occurrence of a default with respect to the senior secured debt securities actually known to the senior secured trustee, is required to give the holders of the senior secured debt securities notice of such default, unless cured or waived, but, except in the case of default in the payment of principal of, premium or interest on any senior secured debt securities, the senior secured trustee may withhold such notice if it determines in good faith that it is in the interest of such holders to do so. We are required to deliver to the senior secured trustee each year a certificate as to whether or not, to the knowledge of the officer signing such certificate, we are in compliance with the conditions and covenants under the senior secured indenture.
Modification
The senior secured trustee and we may modify and amend the senior secured indenture with the consent of the holders of a majority in principal amount of the outstanding senior secured debt securities, considered as one class, provided that no such modification or amendment may, without the consent of the holder of each outstanding senior secured debt security affected thereby:
•
change the maturity date of any senior secured debt security;

•
reduce the rate, or change the method of calculation thereof, or extend the time of payment of interest on any senior secured debt security;

•
reduce the principal amount of, or premium payable on, any senior secured debt security;

•
change the coin or currency of any payment of principal of, premium, if any, or interest on any senior secured debt security;

•
change the date on which any senior secured debt security may be redeemed or adversely affect the rights of a holder to institute suit for the enforcement of any payment on any senior secured debt security;

•
impair the interest of the senior secured trustee in any senior note mortgage bonds or, prior to the release date, reduce the principal amount of any series of senior note mortgage bonds to an amount less than the principal amount of the related series of senior secured debt securities or alter the payment provisions of those senior note mortgage bonds in a manner adverse to the holders of the senior secured debt securities; or
•
modify the foregoing requirements or reduce the percentage of outstanding senior secured debt securities necessary to modify or amend the senior secured indenture or to waive any past default to less than a majority.

The senior secured trustee and we may modify and amend the senior secured indenture without the consent of the holders:
•
to change or eliminate any of the provisions of the senior secured indenture, provided that any such change or elimination shall become effective only when there are no outstanding senior secured debt securities created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision or such change or elimination is applicable only to senior secured debt securities issued after the effective date of such change or elimination;

•
to establish the form of the senior secured debt securities of any series as permitted by the senior secured indenture or to establish or reflect any terms of the senior secured debt securities of any series as determined by the senior secured indenture;

•
to evidence the succession of another corporation to us as permitted by the senior secured indenture, and the assumption by any successor of our covenants in the senior secured indenture and in the senior secured debt securities;

•
to grant or confer upon the senior secured trustee for the benefit of the holders of one or more series of senior secured debt securities any additional rights, remedies, powers or authority;

•
to permit the senior secured trustee to comply with any duties imposed upon it by law;

•
to specify further the duties and responsibilities of, and to define further the relationships among, the senior secured trustee, any authenticating agent and any paying agent, and to evidence the succession of a successor trustee as permitted under the senior secured indenture;

•
to add to our covenants for the benefit of the holders of one or more series of senior secured debt securities or to surrender a right conferred on us in the senior secured indenture;

•
to add further security for the senior secured debt securities;

•
to add an event of default with respect to one or more series of senior secured debt securities;

•
to add provisions permitting us to be released with respect to one or more series of outstanding senior secured debt securities from our obligations under the covenants described under “— Certain Covenants — Limitation on Liens,” “— Certain Covenants — Limitation on Sale and Lease-Back Transactions” and “— Consolidation, Merger and Sale or Disposition of Assets,” upon satisfaction of conditions with respect to such series of senior secured debt securities that are the same as those described under “— Defeasance and Discharge,” except that the opinion of tax counsel referred to in that section need not be based upon a ruling or similar pronouncement by the Internal Revenue Service or a change in law;

•
to comply with our obligations with respect to limitations on liens in the senior secured indenture;

•
to supply omissions, cure ambiguities or correct defects which actions, in each case, are not prejudicial to the interests of the holders in any material respect; or

•
to make any other change that is not prejudicial to the holders of senior secured debt securities.

A supplemental indenture which changes or eliminates any covenant or other provision of the senior secured indenture (or any supplemental indenture) which has expressly been included solely for the benefit of one or more series of senior secured debt securities, or which modifies the rights of the holders of senior secured debt securities of such series with respect to such covenant or provision, will be deemed not to affect the rights under the senior secured indenture of the holders of senior secured debt securities of any other series.

Defeasance and Discharge
The senior secured indenture provides that we will be discharged from any and all obligations in respect of the senior secured debt securities and the senior secured indenture, except for certain obligations such as obligations to register the transfer or exchange of senior secured debt securities, replace stolen, lost or mutilated senior secured debt securities and maintain paying agencies, if, among other things, we irrevocably deposit with the senior secured trustee, in trust for the benefit of holders of senior secured debt securities, money or certain United States government obligations, or any combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient, without reinvestment, to make all payments of principal of, premium, if any, and interest on the senior secured debt securities on the dates such payments are due in accordance with the terms of the senior secured indenture and the senior secured debt securities; provided that, unless all of the senior secured debt securities are to be due within 90 days of such deposit by redemption or otherwise, we shall also have delivered to the senior secured trustee an opinion of counsel expert in federal tax matters to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling or similar pronouncement by the Internal Revenue Service or that there has been a change in law, in either case to the effect that the holders of the senior secured debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or discharge of the senior secured indenture and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case absent such defeasance or discharge of the senior secured indenture. Thereafter, the holders of senior secured debt securities must look only to such deposit for payment of the principal of, premium, if any, and interest on the senior secured debt securities.
Consolidation, Merger and Sale or Disposition of Assets
We have agreed not to consolidate with or merge into any other corporation or sell or otherwise dispose of our properties substantially as an entirety to any person unless:
•
the successor corporation or the person that receives such properties pursuant to such sale or other disposition shall be a corporation organized and existing under the laws of the United States of America, any state thereof, or the District of Columbia;

•
the successor corporation or the person that receives such properties pursuant to such sale or other disposition assumes by supplemental indenture the due and punctual payment of the principal of, premium, if any, and interest on all the senior secured debt securities and the performance of every covenant of the senior secured indenture to be performed or observed by us; and

•
if such consolidation, merger, sale or disposition occurs prior to the release date, the successor corporation or the person that receives such properties pursuant to such sale or other disposition assumes by a supplemental indenture to the mortgage indenture our obligations under the mortgage indenture with respect to the senior note mortgage bonds.

Upon any such consolidation, merger, sale or other disposition of our properties substantially as an entirety, the successor corporation formed by such consolidation or into which we are merged or the person to which such sale or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, us under the senior secured indenture with the same effect as if such successor corporation or person had been named as us therein and we will be released from all obligations under the senior secured indenture. For purposes of the senior secured indenture, the conveyance or other transfer by us of:
•
all or any portion of our facilities for the generation of electric energy;

•
all of our facilities for the transmission of electric energy; or

•
all of our facilities for the distribution of natural gas;

in each case considered alone or in any combination with properties described in any other clause, shall in no event be deemed to constitute a conveyance or other transfer of all our properties as or substantially as an entirety.

Certain Covenants
Limitation on Liens
The senior secured indenture provides that we may not issue, assume, guarantee or permit to exist after the release date any Debt (as defined below) that is secured by any mortgage, security interest, pledge, lien or other encumbrance (“Lien”) of or upon any of our Operating Property (as defined below), whether owned at the date of the senior secured indenture or thereafter acquired, without in any such case effectively securing the senior secured debt securities (together with, if we shall so determine, any of our other Debt or Debt guaranteed by us ranking equally with the senior secured debt securities) equally and ratably with such Debt (but only so long as such Debt is so secured).
The foregoing restriction will not apply to:
(1)
Liens on Operating Property existing at the time of acquisition by us (which Liens may also extend to subsequent repairs, alterations and improvements to such Operating Property);

(2)
Liens on operating property of a corporation existing at the time such corporation is merged into or consolidated with, or such corporation disposes of all or substantially all its properties (or those of a division) to, us (which Liens may also extend to Operating Property subsequently acquired, constructed, developed, repaired, altered or improved if required by the mortgage, security agreement or other instrument creating such Lien provided that such Liens may not extend to Operating Property owned by us immediately prior to such merger, consolidation, sale, lease or disposition);

(3)
Liens on Operating Property to secure all or part of the cost of acquisition, construction, development or substantial repair, alteration or improvement of property or to secure Debt incurred to provide funds for any such purpose or for reimbursement of funds previously expended for any such purpose, provided such Liens are created or assumed contemporaneously with, or within 18 months after, such acquisition or the completion of substantial repair or alteration, construction, development or substantial improvement;

(4)
Liens in favor of any State, or any department, agency or instrumentality or political subdivision of any State, or for the benefit of holders of securities issued by any such entity (or providers of credit enhancement with respect to such securities), to secure any Debt (including, without limitation, our obligations with respect to industrial development, pollution control or similar revenue bonds) incurred for the purpose of financing all or any part of the purchase price or the cost of substantially repairing or altering, constructing, developing or substantially improving our Operating Property; or

(5)
any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in clauses (1) through (4); provided, however, that the principal amount of Debt secured thereby and not otherwise authorized by said clauses (1) to (4), inclusive, shall not exceed the principal amount of Debt, plus any premium or fee payable in connection with any such extension, renewal or replacement, so secured at the time of such extension, renewal or replacement.

Notwithstanding the foregoing restriction, we may issue, assume or guarantee Debt, or permit to exist after the Release Date any Debt, in each case, secured by Liens that would otherwise be subject to the foregoing restriction up to an aggregate principal amount that, together with
•
the principal amount of all our other Debt secured by Liens (other than Liens permitted under any of the foregoing exceptions), and

•
the Value (as defined below) of all Sale and Lease-Back Transactions (as defined below) existing at such time (other than any Sale and Lease-Back Transaction that, if such Sale and Lease-Back Transaction had been a Lien, would have been permitted by the foregoing exceptions, other than Sale and Lease-Back Transactions permitted by the first sentence of “— Limitation on Sale and Lease-Back Transactions,” and other than Sale and Lease-Back Transactions the proceeds of which have been applied to the retirement of certain indebtedness), does not at the time exceed 15% of Capitalization (as defined below).
Limitation on Sale and Lease-Back Transactions
The senior secured indenture provides that we may not enter into or permit to exist after the release date any Sale and Lease-Back Transaction (as defined below) with respect to any Operating Property (except for transactions involving leases for a term, including renewals, of not more than 48 months), if the purchaser’s commitment is obtained more than 18 months after the later of (i) the completion of the acquisition and (ii) the placing in operation of such Operating Property or of such Operating Property as constructed or developed or substantially repaired, altered or improved. This restriction will not apply if:
(1)
we would be entitled pursuant to any of the provisions described in clauses (1) to (5) of the first sentence of the second paragraph under “— Limitation on Liens” to issue, assume, guarantee or permit to exist Debt secured by a Lien on such Operating Property without equally and ratably securing the senior secured debt securities;

(2)
after giving effect to such Sale and Lease-Back Transaction, we could incur pursuant to the provisions described in the second sentence of the second paragraph under “— Limitation on Liens,” at least $1.00 of additional Debt secured by Liens (other than Liens permitted by clause (1)); or

(3)
we apply within 180 days an amount equal to, in the case of a sale or transfer for cash, the net proceeds (not exceeding the net book value), and, otherwise, an amount equal to the fair value (as determined by our board of directors) of the Operating Property so leased, to the retirement of senior secured debt securities or our other Debt ranking senior to, or equally with, the senior secured debt securities, subject to reduction for senior secured debt securities and such Debt retired during such 180-day period otherwise than pursuant to mandatory sinking fund or prepayment provisions and payments at stated maturity.

Certain Definitions
“Capitalization” means the total of all the following items appearing on, or included in, our consolidated balance sheet:
•
liabilities for Debt maturing more than 12 months from the date of determination; and

•
common stock, preferred stock or other securities, hybrid preferred securities, premium on capital stock, capital surplus, capital in excess of par value and retained earnings (however the foregoing may be designated), less, to the extent not otherwise deducted, the cost of shares of our capital stock held in our treasury.

Subject to the foregoing, Capitalization shall be determined in accordance with generally accepted accounting principles and practices applicable to the type of business in which we are engaged and that are approved by independent accountants regularly retained by us, and may be determined as of a date not more than 60 days prior to the happening of an event for which such determination is being made.
“Debt” means any of our outstanding debt for money borrowed evidenced by notes, debentures, bonds, or other securities, or guarantees of any thereof.
“Operating Property” means:
•
any interest in real property owned by us; and

•
any asset owned by us that is depreciable in accordance with generally accepted accounting principles in the United States excluding, in either case, any interest of us as lessee under any lease which has been or would be capitalized on the books of the lessee in accordance with such generally accepted accounting principles (except for a lease that results from a Sale and Lease-Back Transaction).

“Sale and Lease-Back Transaction” means any arrangement with any person providing for the leasing to us of any Operating Property (except for leases for a term, including any renewals thereof, of not more than 48 months), which Operating Property has been or is to be sold or transferred by us to such person;

provided, however, Sale and Lease-Back Transaction does not include any arrangement first entered into prior to the date of the senior secured indenture.
“Value” means, with respect to a Sale and Lease-Back Transaction, as of any particular time, the amount equal to the greater of:
•
the net proceeds to us from the sale or transfer of the property leased pursuant to such Sale and Lease-Back Transaction; and

•
the net book value of such property, as determined in accordance with generally accepted accounting principles by us at the time of entering into such Sale and Lease-Back Transaction, in either case multiplied by a fraction, the numerator of which shall be equal to the number of full years of the term of the lease that is part of such Sale and Lease-Back Transaction remaining at the time of determination and the denominator of which shall be equal to the number of full years of such term, without regard, in any case, to any renewal or extension options contained in such lease.

Voting of Senior Note Mortgage Bonds Held by Senior Secured Trustee
The senior secured trustee, as the holder of the senior note mortgage bonds, will attend any meeting of bondholders under the mortgage indenture, or, at its option, will deliver its proxy in connection therewith relating to matters with respect to which it is entitled to vote or consent. So long as no event of default under the senior secured indenture shall have occurred and be continuing, the senior secured trustee shall vote all senior note mortgage bonds then held by it, or consent with respect thereto, proportionately with the vote or consent of the holders of all other first mortgage bonds outstanding under the mortgage indenture, the holders of which are eligible to vote or consent; provided, however, with respect to any amendment or modification of the mortgage indenture which, if it were an amendment or modification of the senior secured indenture, would require the consent of holders of senior secured debt securities as described under “— Modification,” the senior secured trustee shall not vote in favor of, or consent to, such amendment or modification without the prior consent of holders of senior secured debt securities that would be required for such an amendment or modification of the senior secured indenture. If there are no holders of other first mortgage bonds outstanding under the mortgage indenture who are eligible to vote or consent with respect to any amendment or modification of the mortgage indenture, the senior secured trustee shall vote the senior note mortgage bonds then held by it, or consent with respect thereto, in accordance with the consent of the holders of senior secured debt securities that would be required for such an amendment or modification of the senior secured indenture.
Unless otherwise indicated in the applicable prospectus supplement, each initial and future holder of senior secured debt securities of every series created after May 15, 2012, will irrevocably (a) consent to each of the amendments to the mortgage indenture described under “Description of First Mortgage Bonds and Mortgage Indenture” entitled: “— Priority and Security,” “— Issuance of Additional First Mortgage Bonds,” “— Mortgage Events of Default,” “— Modification of the Mortgage Indenture,” “— Consolidation, Merger, Sale or Lease,” “— Release of Property” and “— Withdrawal of Cash” without any other or further action by any holder of such senior secured debt securities and (b) designate the senior secured trustee as the proxy of such holder with irrevocable instructions to vote and deliver written consents on behalf of such holder in favor of such amendments at any meeting of noteholders or bondholders, in lieu of any meeting of noteholders or bondholders, in response to any consent solicitation or otherwise. As of September 30, 2023, the holders of senior secured debt securities in the principal amount of $1,635 million have consented to such amendments (representing 66% of the aggregate principal amount of senior secured debt securities then outstanding). For information regarding voting or consents by holders of first mortgage bonds (other than senior note mortgage bonds), see “— Reserved Rights to Amend the Mortgage Indenture and Consents” under “Description of First Mortgage Bonds and Mortgage Indenture” in this prospectus.
Resignation or Removal of Senior Secured Trustee
The senior secured trustee may resign at any time upon written notice to us specifying the day upon which the resignation is to take effect and such resignation will take effect immediately upon the later of the appointment of a successor trustee and such specified day. The senior secured trustee may be removed at any time by an instrument or concurrent instruments in writing filed with the senior secured trustee and signed by the holders, or their attorneys-in-fact, of at least a majority in principal amount of the outstanding senior secured debt securities. In addition, so long as no event of default or event which, with the giving of notice or lapse of time or both, would become an event of default has occurred and is continuing, we may remove the senior secured trustee upon notice to the holder of each senior secured debt security outstanding and the senior secured trustee, and the appointment of a successor trustee.
Concerning the Senior Secured Trustee
We and our affiliates maintain corporate trust and other banking relationships with The Bank of New York Mellon and its affiliates.
The Bank of New York Mellon is also acting as trustee under the mortgage indenture. As trustee under the senior secured indenture, The Bank of New York Mellon could have a conflicting interest for purposes of the Trust Indenture Act of 1939 if an event of default were to occur under the senior secured indenture. In that case, the senior secured trustee may be required to eliminate such conflicting interest by resigning as senior secured trustee. There are other instances under the Trust Indenture Act of 1939 which would require the resignation of the senior secured trustee if a senior secured indenture event of default were to occur.
Governing Law
The senior secured indenture is, and the senior secured debt securities will be, governed by New York law.

DESCRIPTION OF FIRST MORTGAGE BONDS AND MORTGAGE INDENTURE
General
The first mortgage bonds will be issued in one or more series under our Mortgage and Deed of Trust dated June 15, 1937, between us and The Bank of New York Mellon, as successor mortgage trustee, as supplemented, modified and amended by various supplemental indentures, which we collectively refer to as the “mortgage indenture.” The mortgage indenture and the form of supplemental indenture establishing the first mortgage bonds of a particular series are exhibits to, or will be subsequently incorporated by reference into, the registration statement of which this prospectus is a part. The mortgage indenture has been qualified under the Trust Indenture Act of 1939. The first mortgage bonds of all series that may be issued under the mortgage indenture are referred to in this prospectus as “first mortgage bonds.” The following summaries of certain provisions of the mortgage indenture do not purport to be complete and are subject to, and qualified in their entirety by, all provisions of the mortgage indenture and the first mortgage bonds.
The first mortgage bonds will be issued directly or as security for our obligations under the senior secured indenture and the senior secured debt securities issued thereunder. We refer to first mortgage bonds issued to secure our obligations under the senior secured indenture and the senior secured debt securities issued thereunder as “senior note mortgage bonds.”
Reserved Rights to Amend the Mortgage Indenture and Consents
We have reserved the right to amend the mortgage indenture without any consent or other action of the holders of any series of first mortgage bonds, including any senior note mortgage bonds, created after May 15, 2012, as described below under “— Priority and Security,” “— Issuance of Additional First Mortgage Bonds,” “— Mortgage Events of Default,” “— Modification of the Mortgage Indenture,” “— Consolidation, Merger, Sale or Lease,” “— Release of Property” and “— Withdrawal of Cash.” In addition, unless otherwise indicated in the applicable prospectus supplement, each initial and future holder of first mortgage bonds (other than senior note mortgage bonds) of every series created after the date of this prospectus will irrevocably (a) consent to each of such amendments to the mortgage indenture without any other or further action by any holder of such first mortgage bonds and (b) designate the mortgage trustee as the proxy of such holder with irrevocable instructions to vote and deliver written consent on behalf of such holder in favor of such amendments at any meeting of bondholders, in lieu of any meeting of bondholders, in response to any consent solicitation or otherwise. As of September 30, 2023, the holders of first mortgage bonds (other than senior note mortgage bonds) in the principal amount of $3,770 million (representing 96% of the aggregate principal amount of first mortgage bonds (other than senior note mortgage bonds) then outstanding) have consented to such amendments. For information regarding voting or consents by the holder of senior note mortgage bonds, the senior secured trustee, see “— Voting of Senior Note Mortgage Bonds Held by Senior Secured Trustee” under “Description of Senior Secured Debt Securities” in this prospectus.
Priority and Security
The first mortgage bonds, including the senior note mortgage bonds, will be secured by the lien of the mortgage indenture, which, subject to certain exceptions, is a first lien on our “mortgaged property,” which is substantially all of our properties. The mortgage indenture also contains provisions subjecting property we acquire in the future (with certain exceptions) to the lien of the mortgage indenture.
The lien of the mortgage indenture on our properties may be subject to permitted liens which include tax liens and other assessments which are not delinquent or which are being contested, undetermined liens and charges incidental to construction, easements, reservations and rights of others (including governmental entities) in, and defects of title in, certain property of ours, certain liens on rights-of-way for transmission or distribution line purposes, and certain liens in favor of the mortgage trustee. We have reserved the right to amend the mortgage indenture without any consent or other action of the holders of any series of first mortgage bonds created after May 15, 2012, to amend the definition of permitted liens to include, among other things,
•
any lien of the mortgage trustee granted by the mortgage indenture;

•
tax liens, assessments and other governmental charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings or of which at least ten business days’ notice has not been given to our general counsel or to such other person designated by us to receive such notices;

•
mechanics’, workmen’s, repairmen’s, materialmen’s, warehousemen’s and carriers’ liens, other liens incident to construction, liens or privileges of any of our employees for salary or wages earned, but not yet payable, and other liens, including without limitation liens for worker’s compensation awards, arising in the ordinary course of business for charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings or of which at least ten business days’ notice has not been given to our general counsel or to such other person designated by us to receive such notices;

•
specified judgment liens;

•
easements, leases, reservations or other rights of others (including governmental entities) in, and defects of title in, our property;

•
liens securing indebtedness or other obligations relating to real property we acquired for specified transmission, distribution or communication purposes or for the purpose of obtaining rights-of-way;

•
specified leases and leasehold, license, franchise and permit interests;

•
liens resulting from law, rules, regulations, orders or rights of governmental authorities and specified liens required by law or governmental regulations;

•
liens granted on air or water pollution control, sewage or solid waste disposal, or other similar facilities in connection with industrial development, pollution control or other revenue bonds, or other obligations the interest on which is not included in taxable income for federal or state tax purposes or is otherwise entitled to tax benefits;

•
rights of others to take minerals, timber, electric energy or capacity, gas, water, steam or other products produced by us or by others on our property;

•
rights and interests of persons other than us arising out of agreements relating to the common ownership or joint use of property, and liens on the interests of those persons in the property;

•
restrictions on assignment and/or requirements of any assignee to qualify as a permitted assignee and/or public utility or public services corporation;

•
liens in favor of a governmental entity securing payments or obligations pursuant to a statute (other than taxes and assessments);

•
liens or encumbrances which in the opinion of counsel do not, individually or in the aggregate, materially impair the lien of the mortgage indenture or the security afforded thereby for the benefit of bondholders; and

•
liens securing indebtedness for the payment of which money has been irrevocably deposited in trust and liens which have been bonded for the full amount in dispute or for the payment of which other adequate security arrangements have been made.

In addition, there are excepted from the lien of the mortgage indenture, among other things, the following:
•
cash and securities not deposited with or pledged to the mortgage trustee under the mortgage indenture;

•
contracts, operating agreements and rights to sue for money or property that are not specifically assigned or pledged to the mortgage trustee;

•
materials and supplies not installed as a part of our fixed property;

•
merchandise, appliances and supplies held for resale or leasing to our customers in the ordinary conduct of our business; and

•
electric energy and other materials or products generated, manufactured, produced or purchased for sale, distribution or uses in the ordinary course and conduct of our business.

We sometimes refer to property of ours not covered by the lien of the mortgage indenture as “excepted property.” We have reserved the right to amend the mortgage indenture without any consent or other action of the holders of any series of first mortgage bonds created after May 15, 2012, to exclude from the lien of the mortgage indenture, among other things, the following types of property, whether then owned or acquired in the future:
•
cash, deposit accounts, securities and policies of insurance on the lives of our officers not paid or delivered to or deposited with or held by the mortgage trustee or required so to be;

•
contracts, leases, operating agreements and other agreements of all kinds (other than our franchises, permits and licenses that are transferable and necessary for the operation of the mortgaged property), contract rights, bills, notes and other instruments, revenues, income and earnings, accounts, accounts receivable, rights to payment, payment intangibles and unbilled revenues, rights created by statute or governmental action to bill and collect revenues or other amounts from customers or others, credits, claims, demands and judgments;

•
governmental and other licenses, permits, franchises (other than our licenses, permits, and franchises that are transferable and necessary for the operation of mortgaged property), consents and allowances;

•
unrecorded easements and rights-of-way;

•
intellectual property rights and other general intangibles;

•
vehicles, movable equipment, aircraft and vessels and parts, accessories and supplies used in connection with any of the foregoing;

•
personal property of such character that the perfection of a security interest therein or other lien thereon is not governed by the Uniform Commercial Code in effect where we are organized;

•
merchandise and appliances acquired for the purpose of resale in the ordinary course and conduct of our business, and materials and supplies held for consumption in operation or held in advance of use thereof for fixed capital purposes;

•
electric energy and capacity, gas, steam and other materials and products generated, manufactured, produced or purchased by us for sale, distribution or use in the ordinary course and conduct of our business;

•
property which is the subject of a lease agreement designating us as lessee, and all our right, title and interest in and to the property and in, to and under the lease agreement, whether or not the lease agreement is intended as security, but if any lease or leasehold is subjected to the lien of the mortgage indenture, the last day of the term of such lease or leasehold will continue to be excepted property;

•
property which has been released from the lien of the mortgage indenture and improvements, extensions and additions to such properties and renewals, replacements, substitutions of or for any parts thereof;

•
goodwill and going concern rights to the extent excluded from the definition of property additions (as defined below under “— Issuance of Additional First Mortgage Bonds”); and

•
property the cost of acquisition or construction of which is properly chargeable to an operating expense account of ours.

The mortgage indenture contains provisions subjecting certain after-acquired property to the lien thereof. These provisions are limited in the case of consolidation or merger (whether or not we are the surviving entity) or sale of substantially all of our assets. In the event of consolidation or merger or the sale of all or substantially all of our property as an entirety, the mortgage indenture will not be required to be a lien upon any of the properties then owned or thereafter acquired by the successor entity except properties acquired from us in or as a result of such transaction and improvements, extensions and additions to such properties and replacements and substitutions of or for any part or parts of such properties. See “— Consolidation, Merger, Sale or Lease.”

We may acquire mortgaged property that is subject to vendors’ liens, purchase money liens and other prior liens with two limitations if such prior lien is not a permitted lien, i.e. (1) at the time of acquisition, the principal amount of outstanding indebtedness secured by such prior lien may not exceed 60% of the lesser of the cost or fair value of the property of the nature of property additions subject to such lien and (2) the net earnings of such property available for interest and property retirement appropriations for 12 consecutive calendar months during the 15 calendar months preceding such acquisition have been at least the greater of twice the amount of annual interest charges on, or 10% of the principal amount of, all outstanding indebtedness secured by such lien. In addition, so long as any series of first mortgage bonds created before July 1, 2017, remain outstanding, we have agreed that the net earnings of such property available for interest after property retirement appropriations for 12 consecutive calendar months during the 15 calendar months preceding such acquisition have been at least equal to twice the annual interest on all outstanding indebtedness secured by such lien. We have reserved the right to amend the mortgage indenture without any consent or other action of the holders of any series of first mortgage bonds created after May 15, 2012, to permit us to acquire mortgaged property that is subject to vendors’ liens, purchase money liens and other prior liens without the limitations set forth in the first sentence of this paragraph but with the following limitation: if the prior lien constitutes a lien (other than a permitted lien) on any property additions owned by us immediately before such acquisition that ranks prior to or on a parity with the lien of the mortgage indenture on such property additions, the principal amount of outstanding indebtedness secured by such prior lien may not exceed the bonding ratio multiplied by the fair value of the property so acquired.
The mortgage indenture provides that the mortgage trustee will have a lien, prior to the lien on behalf of the holders of first mortgage bonds, upon the mortgaged property for the payment of its reasonable compensation and certain expenses and taxes and for indemnity against certain liabilities.
Issuance of Additional First Mortgage Bonds
The maximum principal amount of first mortgage bonds which may be issued under the mortgage indenture is unlimited. First mortgage bonds of any series may be issued from time to time under the mortgage indenture on the basis of, and in an aggregate principal amount not exceeding:
(1)
60% (sometimes referred to herein as the “bonding ratio”) of the net bondable value of property additions (as defined below) not subject to an unfunded prior lien;

(2)
the aggregate principal amount of refundable bonds (which consist of first mortgage bonds which have been paid, redeemed or otherwise retired or for the payment of which sufficient cash has been irrevocably deposited with the mortgage trustee, have not been used for certain other purposes under the mortgage indenture and have not been paid, redeemed or otherwise retired by the application of cash constituting mortgaged property); and

(3)
the amount of cash deposited with the mortgage trustee for such purpose, which cash may thereafter be withdrawn upon the same basis that additional first mortgage bonds are issuable under (1) and (2) above.

We have reserved the right to amend the mortgage indenture without any consent or other action of the holders of any series of first mortgage bonds created after May 15, 2012, to increase the bonding ratio up to 70%.
“Bondable property” and “property additions” generally include any property which is owned by us, is subject to the lien of the mortgage indenture, is used or useful for our electric or steam business and is chargeable to our fixed property accounts, except goodwill and going concern value, separate franchises and governmental permits, gas properties, transportation properties, and certain leasehold estates, rights-of-way and easements. Bondable property and property additions include construction work in progress on nuclear facilities and nuclear fuel. We have reserved the right to amend the mortgage indenture without any consent or other action of the holders of any series of first mortgage bonds created after May 15, 2012, to provide that bondable property and property additions generally include any property which is owned by us and is subject to the lien of the mortgage indenture except (with certain exceptions) goodwill and going concern value rights, and property the cost of acquisition or construction of which is properly chargeable to an operating expense account of ours.

The “net bondable value of property additions” is generally (a) the lesser of cost or fair value to us of all property additions not subject to an unfunded prior lien, subject to certain adjustments for releases and other retirements, less (b) 10/6ths of the aggregate principal amount of first mortgage bonds authenticated and delivered on the basis of property additions. We have reserved the right to amend the mortgage indenture without any consent or other action of the holders of any series of first mortgage bonds created after May 15, 2012, to change the 10/6ths in the preceding sentence to the reciprocal of the bonding ratio. (For example, the reciprocal of the current bonding ratio of 60% is 10/6ths. If the bonding ratio were increased to 70%, then the reciprocal would be 10/7ths.)
“Unfunded prior liens” are liens (other than permitted liens) on the mortgaged property that are prior to the lien of the mortgage, secure obligations other than first mortgage bonds, and are not secured by a deposit of moneys sufficient to pay those obligations.
In general, the issuance of additional first mortgage bonds is also subject to:
(A)
our net earnings available for interest and property retirement appropriations, as described below, for 12 consecutive months within the 15 calendar months preceding the application for such issuance being at least equal to the greater of twice the annual interest charges on, or 10% of the principal amount of, all first mortgage bonds and prior lien bonds, as described below, then outstanding and then being issued; and

(B)
our net earnings available for interest after property retirement appropriations, as described below, for 12 consecutive months within the 15 calendar months preceding the application for such issuance being at least equal to twice the annual interest on all such first mortgage bonds and prior lien bonds.

We do not need to satisfy these earnings tests in order to issue first mortgage bonds to refund first mortgage bonds previously issued, or to refund an unfunded prior lien which simultaneously becomes a funded prior lien upon the property additions made on the basis of such application, if we make an application to issue additional first mortgage bonds for either of these two purposes at any time after a date two years prior to the maturity of the first mortgage bonds or prior lien bonds being refunded. We have reserved the right to amend the mortgage indenture without any consent or other action of the holders of any series of first mortgage bonds created after May 15, 2012 to delete the test set forth under (A) above with respect to the issuance of additional Bonds. The test set forth under (B) above will not be required after the bonds of all series created before July 1, 2017 cease to be outstanding.
Our “net earnings available for interest and property retirement appropriations” is defined as total operating revenues and net non-operating revenues, less operating expenses (other than income taxes). Our “net earnings available for interest after property retirement appropriations” is defined as total operating revenues and net non-operating revenues, less operating expenses (other than income taxes) and less the greater of (1) the provisions for depreciation and expenditures for maintenance and repairs for the period in question or (2) 15% of gross operating revenues (as defined in the mortgage indenture) for the period in question.
Prior lien bonds secured by an unfunded prior lien may be issued under the circumstances and subject to the conditions and limitations contained in the mortgage indenture referred to above. We have no plans to issue any such bonds.
Provisions of a Particular Series
The prospectus supplement applicable to a series of first mortgage bonds, other than senior note mortgage bonds, will specify:
•
the designation of such first mortgage bonds;

•
the date or dates on which the principal of such first mortgage bonds is payable;

•
the interest rate or rates for such first mortgage bonds and the date or dates from which interest shall accrue;

•
the dates on which interest will be payable;

•
the record dates for payments of interest;

•
the option, if any, for us to redeem such first mortgage bonds and the periods within which or the dates on which, the prices at which and the terms and conditions upon which such first mortgage bonds may be redeemed;

•
our obligation, if any, to redeem or purchase such first mortgage bonds pursuant to any sinking fund or at the option of the holder and the terms and conditions upon which such first mortgage bonds will be redeemed; and

•
any other terms not inconsistent with the provisions of the mortgage indenture.

Unless otherwise indicated in the applicable prospectus supplement, the first mortgage bonds will be denominated in United States currency in minimum denominations of $1,000 and integral multiples thereof.
There is no requirement under the mortgage indenture that our future issuances of debt securities be issued exclusively under the mortgage indenture, and we will be free to employ other indentures or documentation containing provisions different from those included in the mortgage indenture or applicable to one or more issuances of first mortgage bonds, in connection with future issuances of other debt securities.
The mortgage indenture provides that the first mortgage bonds will be issued in one or more series, may be issued at various times, may have differing maturity dates, may have differing redemption provisions and may bear interest at differing rates. We need not issue all first mortgage bonds of one series at the same time, and, unless otherwise indicated in the applicable prospectus supplement, we may from time to time, “reopen” a series of first mortgage bonds, without the consent of the existing holders of the first mortgage bonds of that series, which means we can create and issue further first mortgage bonds of such series having the same terms and conditions (including the same CUSIP number) in all respects, except for the date of original issuance, the offering price and, if applicable, the initial interest accrual date and the initial interest payment date. Additional first mortgage bonds issued in this manner will be consolidated with, and form a single series with, the previously outstanding first mortgage bonds of the same series.
The senior note mortgage bonds will have the same aggregate principal amount, interest rate and maturity date as the related series of senior secured debt securities and will be redeemable when the related series of senior secured debt securities is redeemable or when payment of the related series of senior secured debt securities has been accelerated after an event of default. Upon payment of the principal of, premium, if any, or interest on the senior secured debt securities, senior note mortgage bonds of the corresponding series in a principal amount equal to the principal amount of such senior secured debt securities so paid will be deemed fully paid and our obligation to make such payment shall be discharged.
Unless otherwise indicated in the applicable prospectus supplement, there are no provisions in the mortgage indenture or the first mortgage bonds that require us to redeem (other than as described in the prior paragraph), or permit the holders to cause a redemption of, the first mortgage bonds or, except as described under “— Priority and Security” and “— Issuance of Additional First Mortgage Bonds,” that otherwise protect the holders in the event that we incur substantial additional indebtedness, whether or not in connection with a change in control.
Registration, Transfer and Exchange
Unless otherwise indicated in the applicable prospectus supplement, other than senior note mortgage bonds, each series of first mortgage bonds will initially be issued in the form of one or more global securities, in registered form, without coupons, as described under “Book-Entry System.” The global securities will be registered in the name of a nominee of DTC, as depositary, and deposited with, or on behalf of, the depositary. Except as set forth under “Book-Entry System,” owners of beneficial interests in a global security will not be entitled to have first mortgage bonds registered in their names, will not receive or be entitled to receive physical delivery of any first mortgage bonds and will not be considered the registered holders thereof under the mortgage indenture.
First mortgage bonds will be exchangeable for other first mortgage bonds of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Unless otherwise indicated

in the applicable prospectus supplement, subject to the terms of the mortgage indenture, first mortgage bonds may be presented for exchange or registration of transfer — duly endorsed or accompanied by a duly executed written instrument of transfer — at the office or agency we may designate for such purpose with respect to any series of first mortgage bonds, without service charge but upon payment of any taxes and other governmental charges as described in the mortgage indenture. Such transfer or exchange will be effected upon the mortgage trustee and us being satisfied with the endorsements or instruments of transfer and the identity or authorization of the person making the request. In the case of any first mortgage bonds that have been mutilated, destroyed, lost or stolen, new first mortgage bonds of a like aggregate principal amount and tenor will be issued upon the mortgage trustee and us being satisfied with the evidence of ownership and loss and with the indemnity provided.
Notwithstanding the foregoing, we will not be required to transfer or exchange any first mortgage bonds for a period of five days before an interest payment date for such first mortgage bonds or a redemption date of such first mortgage bonds.
The senior note mortgage bonds will be immediately delivered to, and registered in the name of, the senior secured trustee. The senior secured indenture provides that the senior secured trustee shall not transfer any senior note mortgage bonds except to a successor trustee, to us, as provided in the senior secured indenture, or in compliance with a court order in connection with a bankruptcy or reorganization proceeding of us.
Payment and Paying Agents
Payments with respect to principal of, premium, if any, and interest on first mortgage bonds issued in the form of global securities will be paid in the manner described below under “Book-Entry System.”
Unless otherwise indicated in the applicable prospectus supplement, interest on first mortgage bonds, other than interest at maturity, that are in the form of certificated securities will be paid by check payable in clearinghouse funds mailed to the person entitled thereto at such person’s address as it appears in the register for the first mortgage bonds; provided, however, a holder of first mortgage bonds in the aggregate principal amount of $10,000,000 or more of a particular series will be entitled to receive payments of interest on such series by wire transfer of immediately available funds to a bank within the continental United States if the mortgage trustee has received appropriate wire transfer instructions on or prior to the applicable regular record date for such interest payment date. Unless otherwise indicated in the applicable prospectus supplement, the principal of, premium, if any, and interest at maturity on first mortgage bonds in the form of certificated securities will be payable in immediately available funds at the office of the mortgage trustee or at the authorized office of any paying agent upon presentation and surrender of such first mortgage bonds. We may appoint additional paying agents from time to time, including ourselves or our affiliates.
All monies we pay to the mortgage trustee for the payment of principal of, premium, if any, and interest on any first mortgage bonds which remain unclaimed at the end of six years after such principal, premium or interest shall have become due and payable will be repaid to us, subject to applicable abandoned property laws, and the holder of such first mortgage bonds thereafter may look only to us for payment thereof.
Unless otherwise indicated in the applicable prospectus supplement, in any case where the date on which the principal of, premium, if any, or interest on any first mortgage bond is due or the date fixed for redemption of any first mortgage bond is not a business day (as defined in the mortgage indenture), then payment of that principal, premium or interest need not be made on such date but may be made on the next succeeding business day with the same force and effect as if made on the due date or the date fixed for redemption, and, in the case of timely payment on such business day, no additional interest shall accrue for the period from and after such principal, premium or interest is stated to be due to such business day.
Redemption Provisions
The senior note mortgage bonds will be redeemed on the respective dates and in the respective principal amounts that correspond to the redemption dates for, and the principal amounts to be redeemed of, the corresponding series of senior secured debt securities. The senior note mortgage bonds will not be entitled to any covenant providing for the retirement or amortization of senior note mortgage bonds outstanding or for the certification of expenditures for bondable property in lieu of such retirement.
In the event of an event of default under the senior secured indenture and acceleration of the senior secured debt securities, the senior note mortgage bonds will be immediately redeemable in whole, upon demand of the senior secured trustee, and surrender thereof to the mortgage trustee, at a redemption price of 100% of the principal amount thereof, together with accrued interest to the redemption date.
With respect to any first mortgage bonds that are not senior note mortgage bonds, any terms for the optional or mandatory redemption of such first mortgage bonds will be indicated in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, such first mortgage bonds will be redeemable only upon notice by mail not less than 10 nor more than 60 days prior to the date fixed for redemption, and, if less than all the first mortgage bonds of a series are to be redeemed, the particular first mortgage bonds to be redeemed will be selected by the mortgage trustee in such manner as it shall deem appropriate and fair. Any notice of redemption at our option may state that such redemption will be conditional upon receipt by the mortgage trustee, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of, premium, if any, and interest on such first mortgage bonds and that if such money has not been so received, such notice will be of no force and effect and we will not be required to redeem such first mortgage bonds.
Purchase of First Mortgage Bonds
We or our affiliates may, at any time and from time to time, purchase all or some of the first mortgage bonds at any price or prices, whether by tender, in the open market, by private negotiated agreement or otherwise, subject to applicable law.
Mortgage Events of Default
Each of the following events constitutes an event of default under the mortgage indenture, referred to in this prospectus as a “mortgage event of default”:
•
default in payment of principal;

•
default for 30 days in payment of interest or satisfaction of our obligations respecting any sinking, improvement, maintenance or analogous fund;

•
certain events relating to our reorganization, bankruptcy or insolvency or the appointment of a receiver for us or any substantial part of the mortgaged property;

•
default in other covenants for 60 days after written notice has been given to us by the mortgage trustee or the holders of at least 15% in principal amount of the outstanding first mortgage bonds;

•
termination of corporate franchise without continuance of business by a successor entity;

•
default in payment of principal of, or interest on, any prior lien bonds; or

•
failure under certain circumstances to discharge, or provide for, judgments.

We have reserved the right to amend the mortgage indenture without any consent or other action of the holders of any series of first mortgage bonds created after May 15, 2012, to delete the defaults described in the last two bullets above.
Remedies
If a mortgage event of default occurs and is continuing, then the mortgage trustee or the holders of not less than 25% in principal amount of the outstanding first mortgage bonds may declare the principal amount of all of the first mortgage bonds to be immediately due and payable. At any time after such declaration, but before the sale of any of the mortgaged property, the holders of a majority in principal amount of the outstanding first mortgage bonds may rescind such declaration if all defaults (other than the payment of principal which has been so declared due and payable) have been cured. The mortgage trustee is required to enforce the lien of the mortgage indenture upon request of the holders of a majority in principal amount of the outstanding first mortgage bonds on default. The mortgage trustee has no obligations to exercise any of its trusts or powers at the request of any bondholder unless indemnified to its satisfaction, but the mortgage trustee is not relieved of its obligation to act upon the occurrence of a mortgage event of default.
The mortgage indenture provides that, under certain circumstances and to the extent permitted by law, if a mortgage event of default occurs and is continuing, the mortgage trustee has the power to take possession of, and to hold, operate and manage, the mortgaged property or, with or without entry, to sell the mortgaged property. If the mortgaged property is sold, whether by the mortgage trustee or pursuant to judicial proceedings, the principal of the outstanding first mortgage bonds, if not previously due, will become immediately due, together with any accrued interest.
If a mortgage default occurs and is continuing, the holders of a majority in principal amount of the outstanding first mortgage bonds will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the mortgage trustee or exercising any trust or power conferred on the mortgage trustee, provided that:
•
such holders have offered to the mortgage trustee security and indemnity satisfactory to it against the costs, expenses and liabilities incurred in good faith and without negligence; and

•
such direction does not conflict with the obligations of the mortgage trustee to exercise its rights and powers under the mortgage indenture.

The mortgage indenture provides that no holder of a first mortgage bond will have any right to institute any proceeding, judicial or otherwise, with respect to the mortgage indenture or the appointment of a receiver or trustee, or for any other remedy thereunder except as described in the next paragraph or unless, at the option of the mortgage trustee:
•
such holder has previously given to the mortgage trustee written notice of a continuing mortgage default;

•
the holders of 25% in aggregate principal amount of the outstanding first mortgage bonds have made written request to the mortgage trustee to institute proceedings or exercise powers in respect of such mortgage default and have offered the mortgage trustee indemnity satisfactory to it against costs, expenses and liabilities incurred in complying with such request; and

•
the mortgage trustee has failed within a reasonable time to comply with such request.

Furthermore, no holder of first mortgage bonds will be entitled to institute any such action if and to the extent that such action would affect, disturb or prejudice the lien of the mortgage indenture or would not be for the ratable benefit of all holders of first mortgage bonds.
Notwithstanding the foregoing, each holder of first mortgage bonds has the right, which is absolute and unconditional, to receive payment of the principal of, premium, if any, and interest on such first mortgage bond when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of such holder.
The mortgage indenture provides that the mortgage trustee must give the holders notice of any mortgage event of default (not including the periods of grace provided in the second and fourth bullet points under “— Mortgage Events of Default”) under the mortgage indenture within 90 days after the occurrence thereof, unless such mortgage event of default shall have been cured, except that no such notice to holders of a mortgage event of default of the character described in the fourth bullet point under “— Mortgage Events of Default” may be given until at least 60 days after the occurrence thereof. The mortgage indenture and the Trust Indenture Act of 1939 permit the mortgage trustee to withhold notices of default (except for notices of certain payment defaults) if the mortgage trustee in good faith determines the withholding of such notice to be in the interest of the holders. We are required to deliver to the mortgage trustee each year a certificate as to whether or not, to the knowledge of the officer signing such certificate, we are in compliance with the conditions and covenants under the mortgage indenture.
As a condition precedent to certain actions by the mortgage trustee at the request or direction of bondholders, the mortgage trustee may require indemnity reasonably satisfactory to it against costs, expenses and liabilities to be incurred in connection therewith.

Modification of the Mortgage Indenture
Without the consent of any holders of the first mortgage bonds, we and the mortgage trustee may enter into one or more supplemental indentures for any of the following purposes:
•
to add covenants to be observed by us, to surrender or restrict any of our rights or powers, or to add property to the lien of the mortgage indenture;

•
to modify any provisions of the mortgage indenture or to relieve us from any obligations, conditions or restrictions provided that no such modifications that impair any rights of the bondholders or the mortgage trustee shall become effective while any first mortgage bonds of any series established prior to the execution of such supplemental indenture remain outstanding;

•
to make such provisions in regard to matters or questions arising under the mortgage indenture as may be necessary or desirable and not inconsistent with the mortgage indenture; or

•
to cure ambiguities or correct defects or inconsistent provisions.

Except as provided above, the consent of the holders of 60% of the principal amount of first mortgage bonds, and 60% in principal amount of first mortgage bonds of each affected series if less than all are affected, is required for the purpose of modifying or altering any of the provisions of the mortgage indenture pursuant to one or more supplemental indentures.
Furthermore, no such amendment or modification of the mortgage indenture may, without the consent of each holder of the outstanding first mortgage bonds affected thereby:
•
permit the extension of the time or times of payment of the principal of, premium, if any, or interest on any first mortgage bond, or the reduction of the rate of interest thereon, or otherwise affect the terms of payment of the principal of, premium, if any, or interest on any first mortgage bond; or

•
reduce the percentage in principal amount of outstanding first mortgage bonds, the consent of the holders of which is required for modifications or alterations of the mortgage indenture.

We have reserved the right to amend the mortgage indenture without any consent or other action of the holders of any series of first mortgage bonds created after May 15, 2012, to provide that, without the consent of any holders of the first mortgage bonds, we and the mortgage trustee may enter into one or more supplemental indentures for any of the following purposes:
•
to evidence the succession of another person to us and the assumption by any such successor of our covenants in the mortgage indenture and in the first mortgage bonds;

•
to add one or more covenants or other provisions for the benefit of all holders or for the benefit of such holders of, or to remain in effect only so long as there shall be outstanding, first mortgage bonds of one or more specified series, or to surrender any right or power conferred upon us by the mortgage indenture;

•
to correct or amplify the description of any property at any time subject to the lien of the mortgage indenture, or better to assure, convey and confirm to the mortgage trustee any property subject or required to be subjected to the lien of the mortgage indenture, or to subject to the lien of the mortgage indenture additional property;

•
to change or eliminate any of the provisions of the mortgage indenture, provided that any such change or elimination shall become effective only when there is no first mortgage bond outstanding created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision or the holders of the requisite principal amount of such first mortgage bonds have consented to such change or elimination or such change or elimination is applicable only to first mortgage bonds issued after the effective date of such change or elimination;

•
to establish the form or terms of the first mortgage bonds of any series as permitted by the mortgage indenture;

•
to provide for the authentication and delivery of bearer securities and coupons appertaining thereto representing interest, if any, thereon and for the procedures for the registration, exchange and replacement thereof and for the giving of notice to, and the solicitation of the vote or consent of, the holders thereof, and for any and all other matters incidental thereto;
•
to evidence and provide for the acceptance of appointment by a successor trustee or by a co-trustee or separate trustee;

•
to provide for the procedures required to permit the utilization of a noncertificated system of registration for all, or any series of, the first mortgage bonds;

•
to change any place where

•
the principal of, premium, if any, and interest on the first mortgage bonds of any series will be payable,

•
any first mortgage bonds of any series may be surrendered for registration of transfer,

•
any first mortgage bonds of any series may be surrendered for exchange, and

•
notices and demands to or upon us in respect of the first mortgage bonds of any series and the mortgage indenture may be served;

•
to cure any ambiguity, to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein, or to make any changes to the provisions thereof or to add other provisions with respect to matters and questions arising under the mortgage indenture, so long as such other changes or additions do not adversely affect the interests of the holders of first mortgage bonds of any series in any material respect;

•
to reflect changes in generally accepted accounting principles; or

•
to comply with the rules or regulations of any national securities exchange on which any first mortgage bonds may be listed.

We have reserved the right to amend the mortgage indenture without any consent or other action of the holders of any series of first mortgage bonds created after May 15, 2012, to provide that, without limiting the generality of the foregoing, if the Trust Indenture Act of 1939 is thereafter amended in such a way as to require changes to the mortgage indenture or the incorporation therein of additional provisions or so as to permit changes to, or the elimination of, provisions which, at the date of the mortgage indenture or at any time thereafter, were required by the Trust Indenture Act of 1939 to be contained in the mortgage indenture, we and the mortgage trustee may, without the consent of any holders of first mortgage bonds, enter into one or more supplemental indentures to evidence or effect such amendment.
We have reserved the right to amend the mortgage indenture without any consent or other action of the holders of any series of first mortgage bonds created after May 15, 2012, to provide that, except as provided above, the consent of the holders of a majority in aggregate principal amount of the first mortgage bonds of all series then outstanding, considered as one class, is required for the purpose of adding any provisions to, or changing in any manner, or eliminating any of the provisions of, the mortgage indenture or waiving any default, mortgage event of default or other rights of the bondholders or the mortgage trustee pursuant to one or more supplemental indentures or instruments. However, if less than all of the series of first mortgage bonds outstanding are directly affected by a proposed supplemental indenture or instrument, then the consent only of the holders of a majority in aggregate principal amount of outstanding first mortgage bonds of all series so directly affected, considered as one class, will be required. However, no such waiver, amendment or modification of the mortgage indenture may, without the consent of the holder of each outstanding first mortgage bond directly affected thereby:
•
permit the extension of the time or times of payment of the principal of, premium, if any, or interest on any first mortgage bond, or the reduction of the rate of interest thereon, or otherwise affect the terms of payment of the principal of, premium, if any, or interest on any first mortgage bond; or

•
reduce the percentage in principal amount of outstanding first mortgage bonds, the consent of the holders of which is required for modifications or alterations of the mortgage indenture.

We have reserved the right to amend the mortgage indenture without any consent or other action of the holders of any series of first mortgage bonds created after May 15, 2012, to provide that a supplemental indenture which waives, changes or eliminates any covenant or other provision of the mortgage indenture which has expressly been included solely for the benefit of the holders of, or which is to remain in effect only so long as there shall be, outstanding first mortgage bonds of one or more specified series, or waives or modifies the rights of the holders of first mortgage bonds of such series with respect to such covenant or other provision, will be deemed not to affect the rights under the mortgage indenture of the holders of the first mortgage bonds of any other series.
Waiver
The holders of 60% in principal amount of all first mortgage bonds, and 60% in principal amount of first mortgage bonds of each affected series if less than all are affected, may consent to any modifications or alterations to the rights of bondholders that may be effected with the vote of the holders of the same percentage in aggregate principal amount of first mortgage bonds.
We have reserved the right to amend the mortgage indenture without any consent or other action of the holders of any series of first mortgage bonds created after May 15, 2012, to provide that the consent of the holders of a majority in aggregate principal amount of the first mortgage bonds of all series then outstanding, considered as one class, may waive any default, mortgage event of default or any of our covenants. However, if less than all of the series of first mortgage bonds outstanding are directly affected by a proposed waiver, then the holders of a majority in aggregate principal amount of all first mortgage bonds directly affected, considered as one class, may waive any default, mortgage event of default or any of our covenants, provided that no such waiver may, without the consent of the holder of each outstanding first mortgage bond directly affected thereby:
•
permit the extension of the time or times of payment of the principal of, premium, if any, or interest on any first mortgage bond, or the reduction of the rate of interest thereon, or otherwise affect the terms of payment of the principal of, premium, if any, or interest on any first mortgage bond; or

•
reduce the percentage in principal amount of outstanding first mortgage bonds, the consent of the holders of which is required for modifications or alterations of the mortgage indenture.

Defeasance and Discharge
Upon the payment of, or the deposit of money with the mortgage trustee sufficient to pay, the principal of, premium, if any, and interest, if any, when due on all outstanding first mortgage bonds to the maturity date or a specified redemption date of those bonds, the mortgage indenture will cease to be in effect and we may require the mortgage trustee to discharge the lien of the mortgage indenture.
Consolidation, Merger, Sale or Lease
We have agreed not to merge or consolidate into or with any other corporation, voluntary association, joint stock company or business trust or sell or lease all or substantially all of our property as an entirety (including a sale in connection with our liquidation) to any such entity unless:
•
the consolidation, merger, sale or lease is on terms that do not impair the lien and security of the mortgage indenture on any part of the mortgaged property or any of the rights and powers of the mortgage trustee or the bondholders;

•
in the case of a consolidation, merger or sale,

•
the principal amount of indebtedness which is outstanding immediately thereafter and which will be secured by a lien on the properties of such other entity that is not junior to the lien of the mortgage indenture will not exceed 60% of the fair value of the property of the nature of property additions then owned by such other entity (or the cost to such other entity of such properties if such cost is lower); and

•
the net earnings of such other entity available for interest and property retirement appropriations for any 12 calendar months of the 15 calendar months immediately preceding the month of such consolidation, merger or sale are at least the greater of twice the amount of the annual interest charges on, or 10% of the principal amount of, such secured indebtedness;

•
the successor entity assumes in a supplemental indenture the outstanding first mortgage bonds and all covenants and conditions of the mortgage indenture; and

•
in the case of a lease, such lease is made expressly subject to termination by the mortgage trustee at any time during the continuance of a mortgage event of default and by the purchaser of the property so leased at any sale thereof under the mortgage indenture.

In the case of a consolidation, merger, or a sale of all or substantially all of our property as an entirety to any other entity, upon the satisfaction of all the conditions described above and the recording of the supplemental indenture, the successor entity would succeed to and be substituted for us under the mortgage indenture.
Although the successor entity may, in its sole discretion, subject to the lien of the mortgage indenture property then owned or thereafter acquired by the successor entity, the lien of the mortgage indenture generally will not cover the property of the successor entity other than the mortgaged property it acquires from us and improvements, extensions and additions to such mortgaged property and replacements and substitutions thereof, within the meaning of the mortgage indenture.
We have reserved the right to amend the provisions of the mortgage indenture described above under “— Consolidation, Merger, Sale or Lease” without any consent or other action of the holders of any series of first mortgage bonds created after May 15, 2012, to provide the following:
We have agreed not to consolidate with or merge into any other entity or convey, transfer or lease the mortgaged property as or substantially as an entirety to any entity unless:
•
such transaction is on such terms as will fully preserve in all material respects the lien and security of the mortgage indenture and the rights and powers of the mortgage trustee and holders;

•
the entity formed by such consolidation or into which we are merged or the entity which acquires by conveyance or transfer or which leases the mortgaged property as or substantially as an entirety is organized and existing under the laws of the United States of America or any state or territory thereof or the District of Columbia, and such entity executes and delivers to the mortgage trustee a supplemental indenture, which contains an assumption by such entity of the punctual payment of the first mortgage bonds and the performance of all of our covenants under the mortgage indenture and which confirms the lien of the mortgage indenture on the mortgaged property and subjects to the lien of the mortgage indenture all property thereafter acquired by such entity that constitutes an improvement, extension or addition to the mortgaged property or a renewal, replacement or substitution of or for any part thereof, but only to the extent that such improvement, extension or addition is so affixed or attached to real property as to be regarded a part of such real property or is an improvement, extension or addition to personal property that is made to maintain, renew, repair or improve the function of such personal property and is physically installed in or affixed to such personal property; and

•
in the case of a lease, such lease is made expressly subject to termination by us or the mortgage trustee at any time during the continuance of a mortgage event of default and by the purchaser of the property so leased at any sale thereof under the mortgage indenture.

In the case of the conveyance or other transfer of the mortgaged property as or substantially as an entirety to any other entity, upon the satisfaction of all the conditions described above, we would be released and discharged from all our obligations and covenants under the mortgage indenture and on the first mortgage bonds then outstanding unless we elect to waive such release and discharge.
As so amended, the mortgage indenture will not prevent or restrict:
•
any conveyance or other transfer, or lease, of any part of the mortgaged property that does not constitute the entirety, or substantially the entirety, of the mortgaged property;

•
any merger or consolidation in which we are the surviving entity; or

•
any conveyance, transfer or lease of any of our properties where we retain mortgaged property with a fair value in excess of the reciprocal of the bonding ratio multiplied by the aggregate principal amount of all outstanding first mortgage bonds, and any other outstanding debt secured by a purchase money lien that ranks equally with, or senior to, the first mortgage bonds with respect to the mortgaged property. This fair value will be determined within 90 days of the conveyance, transfer or lease by an independent expert that we select.
As so amended, the successor entity may, in its sole discretion, subject to the lien of the mortgage indenture any property then owned or thereafter acquired by the successor entity, but the lien of the mortgage indenture generally will not cover the property of the successor entity other than (i) the mortgaged property owned by us immediately prior to such transaction that is allocated or transferred to the successor entity in or as a result of such transaction and (ii) improvements, extensions and additions to such mortgaged property and renewals, replacements and substitutions thereof, within the meaning of the mortgage indenture.
Release of Property
We may obtain the release of any mortgaged property from the lien of the mortgage indenture, except for prior lien bonds, upon delivery to the mortgage trustee of an amount of cash equal to the amount, if any, by which the fair value to us of the property to be released (which shall not be less than the consideration received or to be received for such property) exceeds the aggregate of:
•
the principal amount, subject to certain limitations, of obligations secured by purchase money mortgages upon the property to be released and delivered to the mortgage trustee;

•
the fair value of governmental bonds or interest-bearing obligations, subject to certain limitations, deposited with the mortgage trustee; and

•
the amount of certain prior liens on the property to be released.

We have reserved the right to amend the mortgage indenture without any consent or other action of the holders of any series of first mortgage bonds created after May 15, 2012, to provide that, unless a mortgage event of default has occurred and is continuing, we may obtain the release from the lien of the mortgage indenture of any part of the mortgaged property, upon delivery to the mortgage trustee of an amount in cash equal to the amount, if any, by which the lower of the cost or fair value of the property to be released exceeds the aggregate of:
•
the principal amount of any obligations secured by purchase money liens upon the property to be released and delivered to the mortgage trustee;

•
an amount equal to the net bondable value of certified property additions not subject to an unfunded prior lien;

•
the reciprocal of the bonding ratio multiplied by the aggregate principal amount of first mortgage bonds that we would be entitled to issue on the basis of refundable bonds (with such entitlement being waived by operation of such release);

•
the reciprocal of the bonding ratio multiplied by the aggregate principal amount of first mortgage bonds delivered to the mortgage trustee other than first mortgage bonds issued on the basis of deposited cash;

•
the deposit of cash or, to a limited extent, the principal amount of obligations secured by purchase money liens upon the property released delivered to the trustee or other holder of a lien prior to the lien of the mortgage indenture; and

•
any taxes and expenses incidental to any sale, exchange, dedication or other disposition of the property to be released.

We have reserved the right to amend the mortgage indenture without any consent or other action of the holders of any series of first mortgage bonds created after May 15, 2012, to provide that, unless a mortgage event of default has occurred and is continuing, we may obtain the release from the lien of the mortgage indenture of any property, any part thereof, or any interest therein, which has not been previously included in any certificate of net bondable value of property additions delivered to the mortgage trustee.

The mortgage indenture provides simplified procedures for the release of property taken by eminent domain, and provides for dispositions of certain obsolete property and the grant, modification or surrender of certain rights without any release or consent by the mortgage trustee. We have reserved the right to amend the mortgage indenture without any consent or other action of the holders of any series of first mortgage bonds created after May 15, 2012, to provide simplified procedures for the release of mortgaged property with a net book value of up to the greater of $10 million or 3% of outstanding first mortgage bonds during a calendar year and for the release of mortgaged property taken or sold in connection with the power of eminent domain, and to provide for dispositions of certain obsolete or unnecessary mortgaged property, for abandonment of any property if, in our opinion, the abandonment is desirable in the proper conduct of our business and will not materially impair the lien of the mortgage indenture on other mortgaged property, for cancellations of or changes to easements, rights-of-way or similar rights or interests and for grants of certain easements, leases or rights-of-way without any release or consent by the mortgage trustee.
We have reserved the right to amend the mortgage indenture without any consent or other action of the holders of any series of first mortgage bonds created after May 15, 2012, to provide that we may terminate, abandon, surrender, cancel, release, modify, make substitutions for or dispose of any of our franchises, permits or licenses that are mortgaged property without any consent of the mortgage trustee; provided that such action is, in our opinion, necessary, desirable or advisable in the conduct of our business and will not materially impair the operation of other mortgaged property, and provided further any of our franchises, permits or licenses that, in our opinion, cease to be necessary for the operation of mortgaged property shall cease to be mortgaged property without any release or consent, or report to, the mortgage trustee.
We have reserved the right to amend the mortgage indenture without any consent or other action of the holders of any series of first mortgage bonds created after May 15, 2012, to provide that, if we retain any interest in any property released from the lien of the mortgage indenture, the mortgage indenture will not become a lien on the property or the interest in the property or any improvements, extensions or additions to, or any renewals, replacements or substitutions of or for any part or parts of the property unless we subject such property to the lien of the mortgage indenture.
Withdrawal of Cash
Subject to certain limitations, cash held by the mortgage trustee may
(1)
be withdrawn by us

•
to the extent of the lesser of the cost or fair value to us of property additions (or the cost of retired property additions) not subject to an unfunded prior lien constructed or otherwise acquired by us after (1) the application for release if the cash was deposited for a release, (2) the loss or destruction if the cash was deposited insurance proceeds or (3) the deposit of such cash, or

•
to the extent of the principal amount of retired first mortgage bonds available for the issuance of additional first mortgage bonds, or

(2)
upon our request, be applied to

•
the redemption or purchase of first mortgage bonds, including first mortgage bonds reacquired by us, at prices not exceeding the redemption price thereof if redeemable or the principal amount thereof if not redeemable, together in each case with accrued interest to the next interest date or

•
any payments required to be made by us under the mortgage indenture.

However, cash deposited with the mortgage trustee as the basis for the authentication and delivery of first mortgage bonds may only be withdrawn in an amount equal to the aggregate principal amount of first mortgage bonds we would be entitled to issue on any basis (with such entitlement being waived by operation of such withdrawal).
We have reserved the right to amend the mortgage indenture without any consent or other action of the holders of any series of first mortgage bonds created after May 15, 2012, to provide that, unless a mortgage event of default has occurred and is continuing, and subject to specified limitations, cash held by the mortgage trustee may generally
•
be withdrawn by us

•
to the extent of the net bondable value of certified property additions not subject to an unfunded prior lien;

•
to the extent of the cost or fair value to us (whichever is less) of property additions not subject to an unpaid prior lien that were acquired, made or constructed within the 90-day period preceding the withdrawal request, not included in any certificate of net bondable value, and not previously used for the release of property or the withdrawal of cash;

•
in an amount equal to the aggregate principal amount of first mortgage bonds that we would be entitled to issue on the basis of retired first mortgage bonds (with the entitlement to the issuance being waived by operation of the withdrawal); or

•
in an amount equal to the aggregate principal amount of any outstanding first mortgage bonds delivered to the mortgage trustee (with the first mortgage bonds to be cancelled by the mortgage trustee); or

•
upon our request, be applied to

•
the purchase of first mortgage bonds; or

•
the payment (or provision for payment) at stated maturity of any first mortgage bonds or the redemption (or provision for payment) of any first mortgage bonds which are redeemable pursuant to their terms.

Any first mortgage bonds received by the mortgage trustee pursuant to these provisions shall be cancelled by the mortgage trustee.
Resignation or Removal of the Mortgage Trustee
The mortgage trustee may resign at any time by giving four weeks’ notice thereof to us and to bondholders or may be removed at any time by an instrument signed by the holders, or their duly authorized attorneys-in-fact, of a majority in principal amount of the outstanding first mortgage bonds delivered to the mortgage trustee and us. The resignation or removal of the mortgage trustee will generally become effective upon the date specified in the notice or, if earlier, the appointment of a successor trustee in accordance with the requirements of the mortgage indenture.
Concerning the Mortgage Trustee
We and our affiliates maintain corporate trust and other banking relationships with The Bank of New York Mellon and its affiliates.
The Bank of New York Mellon is also acting as trustee under our senior secured indenture. As trustee under the mortgage indenture, The Bank of New York Mellon could have a conflicting interest for purposes of the Trust Indenture Act of 1939 if a mortgage event of default were to occur under the mortgage indenture. In that case, the mortgage trustee may be required to eliminate such conflicting interest by resigning as mortgage trustee. There are other instances under the Trust Indenture Act of 1939 which would require the resignation of the mortgage trustee if a mortgage event of default were to occur.

DESCRIPTION OF SENIOR UNSECURED DEBT SECURITIES
General
The senior unsecured debt securities will be issued in one or more series under a senior unsecured indenture between us and a trustee. The form of the senior unsecured indenture and the form of supplemental indenture or other instrument establishing the senior unsecured debt securities of a particular series are exhibits to, or will be subsequently incorporated by reference into, the registration statement of which this prospectus is a part. The senior unsecured indenture will be qualified under the Trust Indenture Act of 1939. The senior unsecured debt securities of all series that may be issued under the senior unsecured indenture are referred to in this prospectus as “senior unsecured debt securities.” The following summaries of certain provisions of the senior unsecured indenture do not purport to be complete and are subject to, and qualified in their entirety by, all provisions of the senior unsecured indenture and the senior unsecured debt securities.
Ranking
The senior unsecured debt securities will be our direct unsecured general obligations and will rank equally in right of payment with all of our other unsecured and unsubordinated debt and will be effectively junior to all of our secured debt, including our first mortgage bonds (and any related senior secured debt securities), as to the collateral pledged to secure this debt. Unless otherwise indicated in the applicable prospectus supplement, the senior unsecured indenture will not limit the aggregate amount of debt we may incur.
The senior unsecured indenture will provide that our obligations to compensate the trustee and reimburse the trustee for expenses, disbursements and advances will constitute indebtedness which will be secured by a lien upon all property and funds held or collected by the trustee as such.
Issuance of Additional Senior Unsecured Debt Securities
The senior unsecured indenture will provide that senior unsecured debt securities may be issued thereunder without limitation as to aggregate principal amount.
Provisions of a Particular Series
The prospectus supplement applicable to a series of senior unsecured debt securities will specify:
•
the title and any limitation on the aggregate principal amount of the senior unsecured debt securities;

•
the original issue date for the senior unsecured debt securities and the date on which the senior unsecured debt securities will mature;

•
the interest rate or rates, or method of calculation thereof, for the senior unsecured debt securities, and the date from which interest shall accrue;

•
the dates on which interest will be payable;

•
the record dates for payments of interest if other than the fifteenth day next preceding each interest payment date;

•
the terms, if any, regarding the optional or mandatory redemption of the senior unsecured debt securities, including redemption date or dates of the senior unsecured debt securities, if any, and the price or prices applicable to such redemption;

•
any period or periods within which, the price or prices at which and the terms and conditions upon which the senior unsecured debt securities may be repaid, in whole or in part, at the option of the holder thereof; and

•
any other terms of the senior unsecured debt securities not inconsistent with the senior unsecured indenture.

Unless otherwise indicated in the applicable prospectus supplement, the senior unsecured debt securities will be denominated in United States currency in minimum denominations of $1,000 and integral multiples thereof.

There will be no requirement under the senior unsecured indenture that our future issuances of debt securities be issued exclusively under the senior unsecured indenture, and we will be free to employ other indentures or documentation containing provisions different from those included in the senior unsecured indenture or applicable to one or more issuances of senior unsecured debt securities, in connection with future issuances of other debt securities.
The senior unsecured indenture will provide that the senior unsecured debt securities will be issued in one or more series, may be issued at various times, may have differing maturity dates, may have differing redemption provisions and may bear interest at differing rates. We need not issue all senior unsecured debt securities of one series at the same time, and, unless otherwise indicated in the applicable prospectus supplement, we may from time to time, “reopen” a series of senior unsecured debt securities, without the consent of the existing holders of the senior unsecured debt securities of that series, which means we can create and issue further senior unsecured debt securities of such series having the same terms and conditions (including the same CUSIP number) in all respects, except for the date of original issuance, the offering price and, if applicable, the initial interest accrual date and the initial interest payment date. Additional senior unsecured debt securities issued in this manner will be consolidated with, and form a single series with, the previously outstanding senior unsecured debt securities of the same series.
Unless otherwise indicated in the applicable prospectus supplement, there will be no provisions in the senior unsecured indenture or the senior unsecured debt securities that require us to redeem, or permit the holders to cause a redemption of, the senior unsecured debt securities or that otherwise protect the holders in the event that we incur substantial additional indebtedness, whether or not in connection with a change in control.
Registration, Transfer and Exchange
Unless otherwise indicated in the applicable prospectus supplement, each series of senior unsecured debt securities will initially be issued in the form of one or more global securities, in registered form, without coupons, as described under “Book-Entry System.” The global securities will be registered in the name of a nominee of DTC, and deposited with, or on behalf of, the depositary. Except as set forth under “Book-Entry System,” owners of beneficial interests in a global security will not be entitled to have senior unsecured debt securities registered in their names, will not receive or be entitled to receive physical delivery of any senior unsecured debt securities and will not be considered the registered holders thereof under the senior unsecured indenture.
Senior unsecured debt securities of any series will be exchangeable for other senior unsecured debt securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor.
Unless otherwise indicated in the applicable prospectus supplement, senior unsecured debt securities may be presented for exchange or registration of transfer — duly endorsed or accompanied by a duly executed written instrument of transfer — at the office of the senior unsecured trustee maintained for such purpose with respect to any series of senior unsecured debt securities, without service charge but upon payment of any taxes and other governmental charges as described in the senior unsecured indenture. Such transfer or exchange will be effected upon the senior unsecured trustee and us being satisfied with the endorsements or instruments of transfer and the identity or authorization of the person making the request. In the case of any senior unsecured debt securities that have been mutilated, destroyed, lost or stolen, new senior unsecured debt securities of a like aggregate principal amount and tenor will be issued upon the senior unsecured trustee and us being satisfied with the evidence of ownership and loss and with the security or indemnity provided.
In the event of any redemption of senior unsecured debt securities of any series, the senior unsecured trustee will not be required to exchange or register a transfer of any senior unsecured debt securities of such series selected, called or being called for redemption except, in the case of any senior unsecured debt security to be redeemed in part, the portion thereof not to be so redeemed.
Payment and Paying Agents
Payments with respect to principal of, premium, if any, and interest on senior unsecured debt securities issued in the form of global securities will be paid in the manner described below under “Book-Entry System.”

Unless otherwise indicated in the applicable prospectus supplement, interest on senior unsecured debt securities, other than interest at maturity, that are in the form of certificated securities will be paid by check payable in clearinghouse funds mailed to the person entitled thereto at such person’s address as it appears in the register for the senior unsecured debt securities maintained by the senior unsecured trustee; provided, however, a holder of senior unsecured debt securities of one or more series under the senior unsecured indenture in the aggregate principal amount of $10,000,000 or more having the same interest payment dates will be entitled to receive payments of interest on such series by wire transfer of immediately available funds to a bank within the continental United States if the senior unsecured trustee has received appropriate wire transfer instructions on or prior to the applicable regular record date for such interest payment date. Unless otherwise indicated in the applicable prospectus supplement, the principal of, premium, if any, and interest at maturity on, senior unsecured debt securities in the form of certificated securities will be payable in immediately available funds at the office of the senior unsecured trustee or at the authorized office of any paying agent upon presentation and surrender of such senior unsecured debt securities. We may appoint additional paying agents from time to time, including ourselves or our affiliates.
All monies we pay to the senior unsecured trustee for the payment of principal of, premium, if any, and interest on any senior unsecured debt security which remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to us, subject to applicable abandoned property laws, and the holder of such senior unsecured debt security thereafter may look only to us for payment thereof.
Unless otherwise indicated in the applicable prospectus supplement, in any case where the date on which the principal of, premium, if any, or interest on any senior unsecured debt security is due or the date fixed for redemption of any senior unsecured debt security is not a business day (as defined in the senior unsecured indenture), then payment of that principal, premium or interest need not be made on such date but may be made on the next succeeding business day with the same force and effect as if made on the due date or the date fixed for redemption, and, in the case of timely payment on such business day, no additional interest shall accrue for the period from and after such principal, premium or interest is stated to be due to such business day.
Redemption Provisions
Any terms for the optional or mandatory redemption of the senior unsecured debt securities will be indicated in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, the senior unsecured debt securities will be redeemable only upon notice by mail not less than 10 nor more than 60 days prior to the date fixed for redemption, and, if less than all the senior unsecured debt securities of a series are to be redeemed, the particular senior unsecured debt securities to be redeemed will be selected by the senior unsecured trustee in such manner as it shall deem appropriate and fair.
Any notice of redemption at our option may state that such redemption will be conditional upon receipt by the senior unsecured trustee, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of, premium, if any, and interest on such senior unsecured debt securities and that if such money has not been so received, such notice will be of no force and effect and we will not be required to redeem such senior unsecured debt securities.
Purchase of Senior Unsecured Debt Securities
We or our affiliates may, at any time and from time to time, purchase all or some of the senior unsecured debt securities at any price or prices, whether by tender, in the open market, by private negotiated agreement or otherwise, subject to applicable law.
Events of Default
The following will constitute events of default under the senior unsecured indenture with respect to the senior unsecured debt securities:
•
default in the payment of principal of, and premium, if any, on any senior unsecured debt securities when due and payable;

•
default in the payment of interest on any senior unsecured debt securities when due and payable which continues for 60 days;

•
failure to observe or perform any of our other covenants or warranties in the senior unsecured debt securities or in the senior unsecured indenture and the continuation thereof for 60 days after written notice thereof is given to us by the senior unsecured trustee or to the senior unsecured trustee and us by the holders of at least 25% in aggregate principal amount of the outstanding senior unsecured debt securities; and

•
the occurrence of certain events of bankruptcy, insolvency, reorganization, assignment or receivership relating to us, whether voluntary or involuntary, specified in the senior unsecured indenture, including, without limitation, the commencement by us of a case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law, our consent to an order for relief in an involuntary case under any such law, an assignment for the benefit of creditors or the taking of any other corporate actions in furtherance of the foregoing.

If an event of default under the senior unsecured indenture occurs and is continuing, either the senior unsecured trustee or the holders of not less than 33% in aggregate principal amount of the outstanding senior unsecured debt securities may declare, by notice in writing, the principal amount of and interest on all senior unsecured debt securities to be due and payable immediately. At any time after an acceleration of the senior unsecured debt securities has been declared, but before a judgment or decree for the payment of the principal amount of the senior unsecured debt securities has been obtained, if we pay or deposit with the senior unsecured trustee a sum sufficient to pay all matured installments of interest and the principal and premium, if any, which have become due otherwise than by acceleration and any amounts due to the senior unsecured trustee, and all defaults shall have been cured or waived, then such payment or deposit will cause an automatic rescission and annulment of the acceleration of the senior unsecured debt securities.
The senior unsecured indenture will provide that the senior unsecured trustee generally will be under no obligation to exercise any of its rights or powers under the senior unsecured indenture at the request or direction of any of the holders of senior unsecured debt securities unless such holders have offered to the senior unsecured trustee reasonable security or indemnity. Subject to such provisions for indemnity and certain other limitations contained in the senior unsecured indenture, the holders of a majority in aggregate principal amount of the outstanding senior unsecured debt securities generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the senior unsecured trustee, or of exercising any trust or power conferred on the senior unsecured trustee. The holders of a majority in aggregate principal amount of the outstanding senior unsecured debt securities generally will have the right to waive any past default or event of default under the senior unsecured indenture, except a default in the payment of principal of, premium, if any, or interest on the senior unsecured debt securities. The senior unsecured indenture will provide that no holder of senior unsecured debt securities may institute any action against us under or with respect to the senior unsecured indenture or the senior unsecured debt securities except as described in the next paragraph or unless such holder previously shall have given to the senior unsecured trustee written notice of default and continuance thereof and unless the holders of not less than a majority in aggregate principal amount of senior unsecured debt securities shall have requested the senior unsecured trustee to institute such action and shall have offered the senior unsecured trustee reasonable indemnity, and the senior unsecured trustee shall not have instituted such action within 60 days of such request. Furthermore, no holder of senior unsecured debt securities will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other holders of senior unsecured debt securities.
Notwithstanding the foregoing, each holder of senior unsecured debt securities has the right, which is absolute and unconditional, to receive payment of the principal of, premium, if any, and interest on such senior unsecured debt securities when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of that holder of senior unsecured debt securities.
The senior unsecured indenture will provide that the senior unsecured trustee, within 90 days after the occurrence of a default with respect to the senior unsecured debt securities actually known to the senior unsecured trustee, is required to give the holders of the senior unsecured debt securities notice of such default, unless cured or waived, but, except in the case of default in the payment of principal of, premium or interest on any senior unsecured debt securities, the senior unsecured trustee may withhold such notice if it determines in good faith that it is in the interest of such holders to do so. We will be required to deliver to the senior unsecured trustee each year a certificate as to whether or not, to the knowledge of the officer signing such certificate, we are in compliance with the conditions and covenants under the senior unsecured indenture.
Modification
The senior unsecured trustee and we may modify and amend the senior unsecured indenture with the consent of the holders of a majority in principal amount of the outstanding senior unsecured debt securities, considered as one class, provided that no such modification or amendment may, without the consent of the holder of each outstanding senior unsecured debt security affected thereby:
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change the maturity date of any senior unsecured debt security;

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reduce the rate, or change the method of calculation thereof, or extend the time of payment of interest on any senior unsecured debt security;

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reduce the principal amount of, or premium payable on, any senior unsecured debt security;

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change the coin or currency of any payment of principal of, premium, if any, or interest on any senior unsecured debt security;

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change the date on which any senior unsecured debt security may be redeemed or adversely affect the rights of a holder to institute suit for the enforcement of any payment on any senior unsecured debt security; or

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modify the foregoing requirements or reduce the percentage of outstanding senior unsecured debt securities necessary to modify or amend the senior unsecured indenture or to waive any past default to less than a majority.

The senior unsecured trustee and we may modify and amend the senior unsecured indenture without the consent of the holders:
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to change or eliminate any of the provisions of the senior unsecured indenture, provided that any such change or elimination shall become effective only when there are no outstanding senior unsecured debt securities created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision or such change or elimination is applicable only to senior unsecured debt securities issued after the effective date of such change or elimination;

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to establish the form of the senior unsecured debt securities of any series as permitted by the senior unsecured indenture or to establish or reflect any terms of the senior unsecured debt securities of any series as determined by the senior unsecured indenture;

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to evidence the succession of another corporation to us as permitted by the senior unsecured indenture, and the assumption by any successor of our covenants in the senior unsecured indenture and in the senior unsecured debt securities;

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to grant or confer upon the senior unsecured trustee for the benefit of the holders of one or more series of senior unsecured debt securities any additional rights, remedies, powers or authority;

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to permit the senior unsecured trustee to comply with any duties imposed upon it by law;

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to specify further the duties and responsibilities of, and to define further the relationships among, the senior unsecured trustee, any authenticating agent and any paying agent, and to evidence the succession of a successor trustee as permitted under the senior unsecured indenture;

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to add to our covenants for the benefit of the holders of one or more series of senior unsecured debt securities or to surrender a right conferred on us in the senior unsecured indenture;

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to add security for the senior unsecured debt securities;

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to add an event of default with respect to one or more series of senior unsecured debt securities;

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to add provisions permitting us to be released with respect to one or more series of outstanding senior unsecured debt securities from our obligations under the covenants described under “— Consolidation, Merger and Sale or Disposition of Assets,” upon satisfaction of conditions with respect to such series of senior unsecured debt securities that are the same as those described under “— Defeasance and Discharge,” except that the opinion of tax counsel referred to in that section need not be based upon a ruling or similar pronouncement by the Internal Revenue Service or a change in law;

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to supply omissions, cure ambiguities or correct defects, which actions, in each case, are not prejudicial to the interests of the holders in any material respect; or

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to make any other change that is not prejudicial to the holders of senior unsecured debt securities.

A supplemental indenture which changes or eliminates any covenant or other provision of the senior unsecured indenture (or any supplemental indenture) which has expressly been included solely for the benefit of one or more series of senior unsecured debt securities, or which modifies the rights of the holders of senior unsecured debt securities of such series with respect to such covenant or provision, will be deemed not to affect the rights under the senior unsecured indenture of the holders of senior unsecured debt securities of any other series.
Defeasance and Discharge
The senior unsecured indenture will provide that we will be discharged from any and all obligations in respect of the senior unsecured debt securities and the senior unsecured indenture, except for certain obligations such as obligations to register the transfer or exchange of senior unsecured debt securities, replace stolen, lost or mutilated senior unsecured debt securities and maintain paying agencies, if, among other things, we irrevocably deposit with the senior unsecured trustee, in trust for the benefit of holders of senior unsecured debt securities, money or certain United States government obligations, or any combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient, without reinvestment, to make all payments of principal of, premium, if any, and interest on the senior unsecured debt securities on the dates such payments are due in accordance with the terms of the senior unsecured indenture and the senior unsecured debt securities; provided that, unless all of the senior unsecured debt securities are to be due within 90 days of such deposit by redemption or otherwise, we shall also have delivered to the senior unsecured trustee an opinion of counsel expert in federal tax matters to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling or similar pronouncement by the Internal Revenue Service or that there has been a change in law, in either case to the effect that the holders of the senior unsecured debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or discharge of the senior unsecured indenture and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case absent such defeasance or discharge of the senior unsecured indenture. Thereafter, the holders of senior unsecured debt securities must look only to such deposit for payment of the principal of, premium, if any, and interest on the senior unsecured debt securities.
Consolidation, Merger and Sale or Disposition of Assets
We will agree not to consolidate with or merge into any entity or sell or otherwise dispose of our properties substantially as an entirety to any person unless:
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the successor entity or the person that receives such properties pursuant to such sale or other disposition shall be an entity organized and existing under the laws of the United States of America, any state thereof, or the District of Columbia; and

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the successor entity or the person that receives such properties pursuant to such sale or other disposition assumes by supplemental indenture the due and punctual payment of the principal of, premium, if any, and interest on all the senior unsecured debt securities and the performance of every covenant of the senior unsecured indenture to be performed or observed by us.

Upon any such consolidation, merger, sale or other disposition of our properties substantially as an entirety, the successor entity formed by such consolidation or into which we are merged or the person to which such sale or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, us under the senior unsecured indenture with the same effect as if such successor entity or person had been named as us therein and we will be released from all obligations under the senior unsecured indenture. For purposes of the senior unsecured indenture, the conveyance or other transfer by us of:
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all or any portion of our facilities for the generation of electric energy;

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all of our facilities for the transmission of electric energy; or

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all of our facilities for the distribution of natural gas;

in each case considered alone or in any combination with properties described in any other clause, shall in no event be deemed to constitute a conveyance or other transfer of all our properties, as or substantially as an entirety.
Resignation or Removal of Senior Unsecured Trustee
The senior unsecured trustee may resign at any time upon written notice to us specifying the day upon which the resignation is to take effect and such resignation will take effect immediately upon the later of the appointment of a successor trustee and such specified day. The senior unsecured trustee may be removed at any time by an instrument or concurrent instruments in writing filed with the senior unsecured trustee and signed by the holders, or their attorneys-in-fact, of at least a majority in principal amount of the outstanding senior unsecured debt securities. In addition, so long as no event of default or event which, with the giving of notice or lapse of time or both, would become an event of default has occurred and is continuing, we may remove the senior unsecured trustee upon notice to the holder of each senior unsecured debt security outstanding and the senior unsecured trustee, and the appointment of a successor trustee.
Governing Law
The senior unsecured indenture and the senior unsecured debt securities will be governed by New York law.

DESCRIPTION OF PREFERRED STOCK
General
The following statements describing our preferred stock are not intended to be a complete description but rather are a summary of certain preferences, privileges, restrictions and distinguishing characteristics of the preferred stock currently authorized by our Restated Articles of Incorporation (“articles of incorporation”). For additional information, please see our articles of incorporation and bylaws. Each of these documents has been previously filed with the SEC and each is an exhibit to the registration statement filed with the SEC of which this prospectus is a part. Reference is also made to the laws of the state of Missouri. The other terms and provisions of each series of preferred stock (as defined below) will be set forth in a resolution adopted by our board of directors establishing such series of preferred stock and will be described in the prospectus supplement relating to such offering.
Our authorized preferred stock consists of 25,000,000 shares of preferred stock without par value, issuable in series, of which 807,595 shares were outstanding on September 30, 2023. When used in this prospectus, the term “preferred stock,” unless the context indicates otherwise, means all the authorized shares of our preferred stock, whether currently outstanding or hereafter issued.
The following terms and other information with respect to any series of preferred stock will be contained in a prospectus supplement:
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the series designation;

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the number of shares in such series;

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the dates from which dividends are cumulative (“cumulative dates”);

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applicable redemption, exchange or conversion provisions, if any;

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sinking fund or purchase fund provisions, if any;

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the amounts payable upon dissolution, liquidation or winding up (“liquidation prices”); and

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any other special terms applicable thereto.

Issuance in Series; Rank
The authorized but unissued shares of preferred stock may be issued in one or more series from time to time upon such terms and in such manner, with such variations as to dividend rates, the cumulative dates, the prices at which shares may be redeemed, the liquidation prices, the prices at which, and the terms upon which, shares may be converted into or exchanged for shares of any other class, sinking fund or purchase fund provisions, if any, and any other characteristics or restrictive or other provisions as may be determined by our board of directors. Except for such characteristics, as to which our board of directors has discretion, all series of preferred stock rank equally and are alike in all respects. Our articles of incorporation provide that the redemption price and the liquidation price of preferred stock shall not exceed $120 per share and the annual dividend rate shall not exceed $8 per share.
The preferred stock ranks senior with respect to dividends and assets to our $1 par value preference stock (“preference stock”), if any, and our $5 par value common stock (“common stock”).
Dividend Rights
Holders of preferred stock are entitled to receive in respect of each share held, from the cumulative date applicable thereto, cumulative dividends at the rate applicable thereto, and no more, in preference to our common stock and to our preference stock, if any, payable quarterly on the fifteenth of February, May, August, and November in each year, when and as declared by our board of directors out of any funds legally available for such purpose.
Unless otherwise indicated in the applicable prospectus supplement, dividends and distributions on our common stock may be declared and paid, provided all dividends for past periods and the dividend for the current quarter on our outstanding preferred stock and preference stock have been paid or provided for.

Optional Redemption Provisions
Subject to restrictions, if any, on redemptions set forth in the applicable prospectus supplement, shares of preferred stock will be redeemable, at our option, in whole at any time or in part from time to time, on not less than 30 days’ and not more than 60 days’ notice at the prices indicated in the applicable prospectus supplement. Redemption notices will be published in a daily newspaper printed in the English language and published and of general circulation in Manhattan, New York, and in a similar newspaper published and of general circulation in St. Louis, Missouri. Redemption notices will also be mailed to holders of record at their addresses appearing on our books, but failure to mail redemption notices will not affect the validity of any redemption. In case of the redemption of less than all the outstanding shares of any series of preferred stock, the shares of such series to be redeemed shall be selected by lot or in such other manner as our board of directors may determine. We may deposit with a bank or trust company, organized under the laws of U.S. or the State of New York and doing business in the Borough of Manhattan, the City of New York, New York, the aggregate redemption price of the shares to be redeemed, and thereupon all shares with respect to which such deposit has been made shall no longer be deemed to be outstanding, and all rights of such holders with respect to such shares shall cease and terminate upon such deposit in trust, except only the right of such holders to receive the amount payable upon the redemption thereof, but without interest.
Voting Rights
Each share of preferred stock, common stock and preference stock, if any, is entitled to one vote on each matter voted on at all meetings of shareholders, with the right of cumulative voting in the election of directors and the right to vote as a class on certain questions. Whenever four quarterly dividends on the preferred stock shall be in default, in whole or in part, and during the continuance of such default, the common stock, as a class, will be entitled to elect the same number of directors as was authorized by our articles of incorporation immediately prior to such default, and the preferred stock, as a class, will be entitled to elect two additional directors; and provided further, that whenever four quarterly dividends on the preference stock shall be in default, in whole or in part, and during the continuance of such default, the common stock and the preferred stock, voting together as a single class, will be entitled to elect the same number of directors as was authorized by our articles of incorporation immediately prior to such default, and the preference stock, as a class, will be entitled to elect two additional directors. The articles of incorporation give holders of preferred stock certain special voting rights with respect to specified corporate actions, including certain amendments to the articles of incorporation, the issuance of preferred stock ranking senior to, or equally with, existing preferred shares, and certain distributions to holders of junior stock. See “— Restrictions on Certain Corporate Actions.”
In addition, under Missouri law holders of preferred stock have the right to vote as a class on any amendment to our articles of incorporation that would adversely affect such stock’s preferences or special or relative rights, but if less than all series of a class are adversely affected, then the affected series have the right to vote as a class on such amendment.
Liquidation Rights
In the event of any liquidation, dissolution or winding up (voluntary or involuntary) of Ameren Missouri, holders of preferred stock are entitled to receive an amount equal to the aggregate applicable liquidation price of their shares and any unpaid accrued dividends thereon, before any payment or distribution is made to the holders of our common stock and our preference stock, if any.
Common Stock of Ameren Missouri
Our board of directors may not declare or pay dividends or distributions on our common stock unless all accrued and unpaid dividends on all series of preferred stock have been paid or declared.
Restrictions on Certain Corporate Actions
The articles of incorporation provide that no amendment to the articles of incorporation:

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which would change the provisions thereof relating to cumulative voting, quorum requirements or preemptive rights, in any manner substantially prejudicial to the holders of any class of stock shall be made without the consent of the holders of at least two-thirds of all of our capital stock;

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providing for the creation or increase of preferred stock of any class shall be made without the consent of the holders of at least a majority of our common stock; or

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which would change the express terms of the preferred stock in any manner substantially prejudicial to the holders thereof, shall be made, except as referred to below and except for any change in the number of our board of directors, without the consent of the holders of at least three-fourths of the preferred stock.

We may not, without the consent of the holders of at least two-thirds of the preferred stock:
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sell any shares of preferred stock or any senior or parity stock, unless net earnings for a period of 12 consecutive calendar months within the 15 calendar months immediately preceding such action are at least two and one-half times the annual dividend requirements on the preferred stock and senior or parity stock to be outstanding immediately after such action;

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create any class of senior stock;

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increase the authorized number of shares of preferred stock;

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reclassify outstanding shares of junior stock into shares of parity or senior stock;

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make any distribution out of capital or capital surplus (other than dividends payable in junior stock) to holders of junior stock; or

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issue any shares of preferred stock or parity or senior stock, if the stated capital to be represented by the preferred stock and such other stock outstanding immediately after such issue would exceed the stated capital to be represented by shares of junior stock, increased by the amount of any capital surplus or reduced by the amount of any deficit.

Preemptive Rights
Holders of preferred stock have no preemptive rights to subscribe for or purchase any securities issued by us.
Miscellaneous
The preferred stock has no conversion rights. There is no restriction on the repurchase or redemption by us of our common stock or preferred stock while there is any arrearage in the payment of dividends or sinking fund installments in respect of our preferred stock, except in circumstances when the repurchase or redemption of our common stock or preferred stock is otherwise prohibited or restricted by statute or common law or, as summarized with respect to distributions in “— Restrictions on Certain Corporate Actions,” by the articles of incorporation. There is a restriction on the redemption by us of our preference stock, if any, while there is any arrearage in the payment of dividends or sinking fund installments in respect of our preferred stock or preference stock.
We reserve the right to increase, decrease or reclassify our authorized stock of any class or series thereof, and to amend or repeal any provision in the articles of incorporation or any amendment thereto, in the manner prescribed by law, subject to the conditions and limitations prescribed in the articles of incorporation; and all rights conferred on shareholders in the articles of incorporation are subject to this reservation.
Shares of preferred stock, when issued by us upon receipt of the consideration therefor, will be fully paid and nonassessable.
Transfer Agent and Registrar
Equiniti Trust Company serves as transfer agent and registrar for our preferred stock.

BOOK-ENTRY SYSTEM
Unless otherwise indicated in the applicable prospectus supplement, the securities will trade through DTC. The securities will be represented by one or more global certificates and initially registered in the name of Cede & Co., DTC’s nominee. Upon issuance of the securities, DTC or its nominee will credit, on its book-entry registration and transfer system, the amount of the securities represented by such global certificates to the accounts of institutions that have an account with DTC or its participants. The accounts to be credited shall be designated by the underwriters. Ownership of beneficial interests in the global certificates will be limited to participants or persons that may hold interests through participants. The global certificates will initially be deposited with the applicable trustee as custodian for DTC.
DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC rules applicable to its Direct Participants and Indirect Participants are on file with the SEC.
Purchases of global securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the global securities on DTC’s records. The ownership interest of each actual purchaser of each security (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of Direct Participants and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the global securities except in the event that use of the book-entry system for the global securities is discontinued.
To facilitate subsequent transfers, all global securities deposited by Direct Participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of global securities with DTC and their registration in the name of Cede & Co. or such other nominee will effect no change in beneficial ownership. DTC will have no knowledge of the actual Beneficial Owners of the global securities; DTC’s records will reflect only the identity of the Direct Participants to whose accounts such securities are credited, which may or may not be the Beneficial Owners. The Direct Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners may wish to take certain steps to augment transmission to them of notices of significant events with respect to the global securities, such as redemptions, tenders, defaults and proposed amendments to the applicable indenture. Beneficial Owners may wish to ascertain that the nominee holding the global securities for their benefit has agreed to obtain and transmit notices to the Beneficial

Owners. In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.
Any redemption notices will be sent to DTC. If less than all of a series of global securities are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a Direct Participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an Omnibus Proxy (the “Omnibus Proxy”) to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).
Payments of principal, premium, if any, interest, distributions and dividends and redemption proceeds, if any, on the global securities will be made to Cede & Co. or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the applicable trustee or agent on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by Direct Participants and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street-name,” and will be the responsibility of such Participants and not of DTC, the applicable trustee or agent for such securities or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, interest, distributions and dividend payments and redemption proceeds, if any, to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the applicable trustee or agent and us, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct Participants and Indirect Participants.
DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving us reasonable notice. In the event no successor securities depositary is obtained, certificates for the securities will be printed and delivered. We may decide to replace DTC or any successor depositary. Additionally, subject to the procedures of DTC, we may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary) with respect to some or all of the securities. In that event, certificates for such securities will be printed and delivered. If certificates for such securities are printed and delivered,
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the securities will be issued in fully registered form without coupons;

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a holder of certificated securities would be able to exchange those securities, without charge, for an equal aggregate principal amount of securities of the same series, having the same issue date and with identical terms and provisions; and

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a holder of certificated securities would be able to transfer those securities without cost to another holder, other than for applicable stamp taxes or other governmental charges.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources, including DTC, that we believe to be reliable, but we take no responsibility for the accuracy thereof.
None of the trustees, us or any agent for payment on or registration of transfer or exchange of any global security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

SELLING SECURITYHOLDERS
Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities in various private transactions. Such selling securityholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. If authorized by us, the initial purchasers of our securities, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling securityholders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.
The applicable prospectus supplement will set forth the name of each selling securityholder, the number and type of securities beneficially owned by such selling securityholder that are covered by such prospectus supplement, the number and type of securities to be offered for the securityholder’s account and the amount and (if one percent or more) the percentage of the class to be owned by such securityholder after completion of the offering. The applicable prospectus supplement also will disclose whether any of the selling securityholders have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION
We and any selling securityholder may sell the securities offered pursuant to this prospectus on a continuous or delayed basis:
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through underwriters or dealers;

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directly; or

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through agents.

This prospectus may be used in connection with any offering of securities through any of these methods or other methods described in the applicable prospectus supplement.
The applicable prospectus supplement will set forth the terms under which the securities are offered, including the name or names of any underwriters, dealers or agents, the respective amounts offered, the purchase price of the securities and the proceeds to us from the sale, any underwriting discounts and other items constituting compensation, any initial offering price and any discounts, commissions or concessions allowed or reallowed or paid to dealers.
Any initial offering price and any discounts, concessions or commissions allowed or reallowed or paid to dealers may be changed from time to time.
If underwriters are used in an offering, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of those firms. The specific managing underwriter or underwriters, if any, will be named in the prospectus supplement relating to the particular securities together with the members of the underwriting syndicate, if any. Unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters to purchase the particular securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities being offered if any are purchased.
We and any selling securityholder may sell the securities directly or through agents designated from time to time. The applicable prospectus supplement will set forth the name of any agent involved in the offer or sale of the securities in respect of which such prospectus supplement is delivered and any commissions payable by us to such agent. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.
We may authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase the securities at the public offering price and on the terms described in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.
Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to herein as the “remarketing firms,” acting as principals for their own accounts or as our agent. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed thereby.
Any underwriters, dealers or agents participating in the distribution of the securities may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Agents, dealers and underwriters may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act, and to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect of these liabilities. Agents, dealers and underwriters may engage in transactions with or perform services for us in the ordinary course of business.

Unless otherwise indicated in the applicable prospectus supplement, we do not intend to list the securities described in this prospectus on a national securities exchange.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement.
LEGAL MATTERS
Morgan, Lewis & Bockius LLP, New York, New York and Chonda J. Nwamu, Esq., our Executive Vice President, General Counsel and Secretary, will pass upon the validity of the offered securities for us. As of September 30, 2023, Ms. Nwamu owned 37,299 shares of Ameren’s common stock held directly and owned 326 share equivalents of Ameren’s common stock held indirectly through the Ameren Corporation Savings Investment Plan. Certain legal matters will be passed upon for any underwriters, dealers, purchasers or agents by Pillsbury Winthrop Shaw Pittman LLP, New York, New York. Pillsbury Winthrop Shaw Pittman LLP represents us and certain of our affiliates from time to time in connection with various matters. All matters pertaining to our incorporation and all other matters of Missouri law relating to us will be passed upon by Ms. Nwamu. As to all matters based on the law of the State of Missouri, Morgan, Lewis & Bockius LLP will rely on the opinion of Ms. Nwamu. As to all matters based on the law of the State of New York, Ms. Nwamu will rely on the opinion of Morgan, Lewis & Bockius LLP.
EXPERTS
The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$
    % First Mortgage Bonds due 2055

Prospectus Supplement
September    , 2024

Joint Book-Running Managers
Barclays
BofA Securities
J.P. Morgan
Morgan Stanley
KeyBanc Capital Markets
Co-Managers
Academy Securities
Ramirez & Co., Inc.
Stern